UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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INTUITIVE SURGICAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF THE 2019 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

The terms “Intuitive Surgical,” the “Company,” “Intuitive,” “we,” “our,” and “us” in this Proxy Statement refer to Intuitive Surgical, Inc.

NOTICE OF THE 2019 ANNUAL MEETING OF STOCKHOLDERS

To the stockholders of Intuitive Surgical, Inc.:
We are pleased to provide notice of the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Intuitive Surgical, Inc. that will be held at 1020 Kifer Road, Sunnyvale, California 94086 on Thursday, April 25, 2019, at 3:00 p.m. Pacific Daylight Time.
Items of Business:

1.	To elect nine members to the Board of Directors of the Company to serve until the 2020 Annual Meeting of Stockholders (Proposal No. 1).

2.	To consider and approve, on an advisory basis, the compensation of the Company’s Named Executive Officers (“NEOs”) as disclosed in the Proxy Statement (Proposal No. 2).

3.	To ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal No. 3).

4.	To approve the amendment and restatement of the 2010 Incentive Award Plan (Proposal No. 4).

5.	To consider and vote upon a stockholder proposal regarding elimination of supermajority voting provisions, (Proposal No. 5), if properly presented at the Annual Meeting.

6.	To transact any other business which is properly brought before the Annual Meeting or adjournments or postponements thereof.
Record Date:
Only stockholders of record at the close of business on March 1, 2019, are entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.
Proxy Materials:
We are pleased to continue to provide access to our proxy materials over the Internet instead of mailing printed documents. We believe that this process allows us to provide information regarding the Annual Meeting in a more timely manner, while reducing the environmental impact and the cost of our Annual Meeting. The Notice will be mailed to stockholders starting on or about March 15, 2019, and contains instructions on how to access our proxy materials over the Internet. The Notice also contains instructions on how to request a copy of our proxy materials, including the attached Proxy Statement, our 2018 Annual Report and a form of proxy card or voting instruction card.
Your vote is important. Whether or not you are able to attend the Annual Meeting in person, it is important that your shares be represented. Please vote as soon as possible.
On behalf of our Board of Directors, thank you for your participation in this important annual process.

By order of the Board of Directors

/s/ Gary S. Guthart, Ph.D.
Gary S. Guthart, Ph.D.
President and Chief Executive Officer
Sunnyvale, California
March 8, 2019

Please note that attendance at the Annual Meeting will be limited to stockholders as of the record date, or their authorized representatives, and guests of Intuitive Surgical.

GENERAL INFORMATION
Why am I receiving these materials?
Our Board of Directors (the “Board”) has made these materials available to you on the Internet, or has delivered printed versions of these materials to you by mail, in connection with the solicitation of proxies to be voted at our Annual Meeting of Stockholders to be held on April 25, 2019, at 3:00 p.m., Pacific Daylight Time, at the location and for the purposes as set forth in the “Notice of Annual Meeting of Stockholders.” Our stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement. The approximate date on which this Proxy Statement and form of proxy will be first sent and made available to stockholders is March 15, 2019.
What is included in these materials?
These materials include:

•	This Proxy Statement for the Annual Meeting; and

•	Our 2018 Annual Report to Stockholders, which includes our audited consolidated financial statements.
If you received printed versions of these materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.
What items will be voted on at the Annual Meeting?
You will be voting on the following proposals:

1.	The election of nine members to the Board to serve until the 2020 Annual Meeting of Stockholders (Proposal No. 1);

2.	The advisory approval of the compensation of the Company’s NEOs (Proposal No. 2);

3.	The ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal No. 3);

4.	The approval of the amendment and restatement of the 2010 Incentive Award Plan (Proposal No. 4); and

5.	Stockholder proposal regarding elimination of supermajority voting provisions (Proposal No. 5).
What are the Board’s voting recommendations?
The Board recommends that you vote your shares:

•	“FOR” the election of each of the nominees to the Board (Proposal No. 1);

•	“FOR” the approval, on an advisory basis, of the compensation of the Company’s NEOs (Proposal No. 2);

•	“FOR” the ratification of the appointment of PwC as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2019 (Proposal No. 3);

•	“FOR” the approval of the amendment and restatement of the 2010 Incentive Award Plan (Proposal No. 4); and

•	“AGAINST” the stockholder proposal regarding elimination of supermajority voting provisions (Proposal No. 5).
Where are Intuitive Surgical’s principal executive offices located, and what is Intuitive Surgical’s main telephone number?
Our principal executive offices are located at 1020 Kifer Road, Sunnyvale, California 94086, and our main telephone number is (408) 523-2100.
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
We are pleased to continue to take advantage of the SEC rules that allow us to furnish our proxy materials to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Accordingly, most of our stockholders of record and beneficial owners have received a Notice of Internet Availability of Proxy Materials (“Notice”) and will not receive a full set of proxy materials in the mail unless requested. Instructions on how to access the proxy materials on the Internet may be found on the website referred to in the Notice. If you would like to receive our proxy materials electronically by email, you should follow the instructions for requesting such materials provided in the Notice. Your election to receive proxy materials electronically by email will remain in effect until you terminate such election. Choosing to receive future proxy materials electronically by email will reduce the environmental impact and the costs incurred by us in printing and mailing the proxy materials.
How can I get electronic access to the proxy materials?
Registered and Beneficial Stockholders
You can view the proxy materials for the Annual Meeting on the Internet at www.proxyvote.com.
Who may vote at the Annual Meeting?
The Board set March 1, 2019, as the record date for the Annual Meeting. All stockholders of record who owned Intuitive Surgical common stock at the close of business on March 1, 2019, are entitled to receive notice of, to attend, and to vote at the Annual Meeting. Each share of the Intuitive Surgical common stock has one vote on each matter, and there is no cumulative voting. At the close of business on the record date, there were 115,361,354 shares of common stock outstanding.
What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Computershare Investor Services, LLC (“Computershare”), you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you by the Company. If you request printed copies of the proxy materials, you will receive a proxy card by mail.
Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice is forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. If you request printed copies of the proxy materials, you will receive a voting instruction form by mail.
How can I vote my shares?
In Person — If you are a stockholder of record, you may vote in person at the Annual Meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. If you are a beneficial owner, you are also invited to attend the Annual Meeting. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the organization that holds your shares, giving you the right to vote the shares at the Annual Meeting.
Via the Internet — You may vote by proxy via the Internet by visiting www.proxyvote.com.
By Telephone — If you requested printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the voting instruction form.
By Mail — If you requested printed copies of the proxy materials by mail, and if you are a stockholder of record, you may also vote by proxy by filling out the proxy card and sending it back in the envelope provided. If you requested printed copies of the proxy materials by mail and you are a beneficial owner, you may vote by proxy by filling out the voting instruction form and sending it back in the envelope provided.
What is the quorum requirement for the Annual Meeting?
The holders of a majority of the shares entitled to vote at the Annual Meeting must be present at the Annual Meeting for the transaction of business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against, or abstained, if you:

•	are present and vote in person at the Annual Meeting; or

•	have voted on the Internet, by telephone or by properly submitting a proxy card or voting instruction form by mail.

Broker non-votes will also be counted as present and entitled to vote for purposes of determining if there is a quorum. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.
How are proxies voted?
All shares represented by valid proxies received prior to the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.
What happens if I do not give specific voting instructions?
Stockholders of Record. If you are a stockholder of record and you:

•	indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, or

•	sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.
Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”
Which ballot measures are considered “routine” or “non-routine”?
The ratification of the appointment of PwC as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2019 (Proposal No. 3) is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 3.
The election of directors (Proposal No. 1), the advisory approval of the compensation of our NEOs (Proposal No. 2), the approval of the amendment and restatement of the 2010 Incentive Award Plan (Proposal No. 4), and the stockholder proposal regarding elimination of supermajority voting provisions (Proposal No. 5) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on these five proposals.
What is the voting requirement to approve each of the proposals?
For Proposal No. 1, each director must be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. This means that the number of votes cast “FOR” a director must exceed the number of votes cast “AGAINST” that director, with abstentions and broker non-votes not counted as votes cast as either “FOR” or “AGAINST” such director’s election.
Approval of Proposals No. 2, No. 3, No. 4, and No. 5 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will have the same effect as a vote “AGAINST” Proposals No. 2, No. 3, No. 4, and No. 5. Broker non-votes will have no effect on the vote for Proposal No. 2, No. 4, and No. 5 and broker non-votes are generally not expected for Proposal No. 3.
How are abstentions and broker non-votes treated?
Shares represented by proxies that reflect abstentions or broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Shares voted “ABSTAIN” on proposals other than Proposal No. 1 will have the same effect as voting against the matter. Brokers, banks, and other nominees have the power to vote without receiving voting instructions from beneficial owners on Proposal No. 3, so the Company expects no broker non-votes on this proposal. For Proposals No. 1, No. 2, No. 4, and No. 5, broker non-votes are not deemed to be entitled to vote for purposes of determining whether stockholder approval of a matter has been obtained. As a result, broker non-votes are not included in the tabulation of voting results for these proposals for purposes of determining whether proposals have been approved. In order to minimize the number of broker non-votes, the Company encourages you to provide voting instructions to the organization that holds your shares by carefully following instructions provided on the Notice.
Can I change my vote?
You may revoke your proxy at any time before it is actually voted at the Annual Meeting by any of the following:

•	Delivering written notice of revocation to our Corporate Secretary at 1020 Kifer Road, Sunnyvale, California 94086.

•	Submitting a later dated proxy.

•	Attending the Annual Meeting and voting in person.
Your attendance at the Annual Meeting will not, by itself, constitute revocation of your proxy. You may also be represented by another person present at the Annual Meeting by executing a form of proxy designating that person to act on your behalf. Shares may only be voted by or on behalf of the record holder of shares as indicated in our stock transfer records. If you are a beneficial stockholder but your shares are held of record by another person, such as a stock brokerage firm or bank, that person must vote the shares as the record holder in accordance with the beneficial holder’s instructions.
Who bears the cost of proxy solicitation and who is soliciting proxies on our behalf?
We will bear the expense of soliciting proxies, including the expense of preparing, printing and mailing this proxy statement and the proxies we solicit. Proxies will be solicited by mail, telephone, personal contact and electronic means. We have retained Mackenzie Partners, Inc. to solicit proxies for a fee of $12,000 plus a reasonable amount to cover out-of-pocket expenses for proxy solicitation services. Proxies may also be solicited by our directors, officers, and employees in person, by the Internet, by telephone or by fax, without additional remuneration. Copies of proxy materials and our 2018 Annual Report will be supplied to brokers and other nominees for the purpose of soliciting proxies from beneficial owners, and we will reimburse such brokers or other nominees for their reasonable expenses.
Who will serve as the inspector of election?
A representative from Veaco Group will serve as the inspector of election to determine whether or not a quorum is present and to tabulate votes cast by proxy or in person at the Annual Meeting.
Where can I find the voting results of the Annual Meeting?
The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in our current report on Form 8-K within four business days after the Annual Meeting.
How can I attend the Annual Meeting?
Attendance at the Annual Meeting is limited to stockholders of record as of the close of business on March 1, 2019. Admission to the Annual Meeting will be on a first-come, first-served basis. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the record date. The use of cell phones, smartphones, pagers, recording and photographic equipment, and/or computers is not permitted in the meeting rooms at the Annual Meeting.

Deadline for receipt of stockholder proposals for the 2020 Annual Meeting of Stockholders.
Any stockholder who meets the requirements of the proxy rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may submit to the Board proposals to be considered for submission to the stockholders at the 2020 Annual Meeting of Stockholders. In order to be considered for inclusion in the proxy material to be disseminated by the Board, your proposal must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our Corporate Secretary at:
Intuitive Surgical, Inc.
Attn: Corporate Secretary
1020 Kifer Road
Sunnyvale, CA 94086-5301
and must be received no later than November 16, 2019. Your notice must include the following:

•	Your name and address and the text of the proposal to be introduced.

•	The number of shares of stock you hold of record, beneficially own and represent by proxy as of the date of your notice.

•	A representation that you intend to appear in person or by proxy at the 2020 Annual Meeting of Stockholders to introduce the proposal specified in your notice.
The chairperson of the meeting may refuse to acknowledge the introduction of your proposal if it is not made in compliance with the foregoing procedures or the applicable provisions of our Amended and Restated Bylaws (“Bylaws”). Our Bylaws also provide for separate notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting outside the processes of Rule 14a-8. To be considered timely under these provisions, the stockholder’s notice must be received by our Corporate Secretary at our principal executive offices at the address set forth above no earlier than December 27, 2019, and no later than January 26, 2020. If the date of our 2020 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after April 25, 2020, the stockholder’s notice must be received not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public announcement of the date of such annual meeting was first made. A stockholder providing such notice must also further update and supplement such notice so that the information provided or required to be provided is true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement must be received by our Corporate Secretary at our principal executive offices not later than 5 business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than 8 business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). Our Bylaws also specify requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director or to bring any other item before an annual meeting, other than proposals intended to be included in the proxy materials pursuant to Rule 14a-8, review a copy of our Bylaws, as amended and restated to date, which can be found at www.intuitive.com or, without charge, from our Corporate Secretary at the address above.
In addition, our Bylaws permit certain of our stockholders who have beneficially owned 3% or more of our outstanding common stock continuously for at least three years to submit nominations to be included in the our proxy materials for up to 25% of the total number of directors then serving. Notice of proxy access director nominations for the 2020 Annual Meeting of Stockholders must be delivered to our Corporate Secretary at our principal executive offices at the address noted above no earlier than December 27, 2019 and no later than the close of business on January 26, 2020. The notice must set forth the information required by our Bylaws with respect to each proxy access director nomination that an eligible stockholder or stockholders intend to present at the 2020 Annual Meeting of Stockholders and must otherwise be in compliance with our Bylaws.

DIRECTORS AND CORPORATE GOVERNANCE
General Information
The Board is composed of a group of leaders with broad and diverse experience in many fields, including: management of large global enterprises, technology and innovation leadership, and healthcare. In these positions, they have also gained industry knowledge and significant and diverse management experience, including strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. Many of the directors also have experience serving as executive officers, or on boards of directors and board committees of other public companies, and have an understanding of corporate governance practices and trends. Other directors have significant academic and research experience and bring unique perspectives to the Board.
The Governance and Nominating Committee of the Board and the Board believe the skills, qualities, attributes, and experiences of its current directors provide the Company with business acumen and a diverse range of perspectives to engage each other and management to effectively address the evolving needs of the Company and represent the best interests of the Company’s stockholders.
The Governance and Nominating Committee evaluates candidates recommended by stockholders using the same criteria as used for other candidates recommended by its members, other members of the Board, or other persons. The criteria are described in detail in the Nomination Process section below. In addition, our Bylaws permit a stockholder, or group of up to 20 stockholders, owning 3% or more of the Company’s common stock continuously for at least three years to nominate and include in the Company’s proxy materials for an annual meeting of stockholders, director candidates constituting up to 25% of the Board, provided that the stockholder (or group) and each nominee satisfy the requirements specified in the Bylaws.
The Bylaws provide for a majority voting standard in uncontested elections of directors. As such, in an election where the number of nominees for director does not exceed the number of directors to be elected, a nominee for director will be elected to the Board if the number of shares voted for the nominee exceeds the number of shares voted against the nominee. The majority voting standard would not apply, however, if the number of nominees for director exceeds the number of directors to be elected. In that case, the nominees receiving the highest number of affirmative votes of the shares entitled to vote at the meeting would be elected.
The majority voting standard will apply to the election taking place at the meeting. Consequently, in order to be elected, a nominee must receive more “for” votes than “against” votes. Proxies may not be voted for more than the nine nominees, and stockholders may not cumulate votes in the election of directors. In the event any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for such nominee, if any, as may be designated by the Board to fill the vacancy. As of the date of this Proxy Statement, the Board is not aware that any nominee is unable or will decline to serve as a director.
Nominees for Director
The names of the directors being nominated for election and their ages as of February 15, 2019, are set forth below. The following biographies describe the principal occupations, positions, and directorships for at least the past five years of the nominees for director, as well as certain information regarding their individual experiences, qualifications, attributes, and skills that led the Board to conclude that they should serve on the Board, are described below. There are no family relationships among any of our director nominees or executive officers.

Craig H. Barratt, Ph.D. President and Chief Executive Officer of Barefoot Networks, Inc. Director since 2011	Gary S. Guthart, Ph.D. President and Chief Executive Officer, Intuitive Surgical, Inc. Director since 2009

Craig H. Barratt, Ph.D., 56, has been a member of our Board since April 2011 and has served as the independent lead director (“Lead Director”) since April 2018. Dr. Barratt has been the President and Chief Executive Officer of Barefoot Networks, Inc., a computer networking company, since April 2017. He held several different roles at Google, Inc., an Internet company, from June 2013 to January 2017, including Senior Vice President, Access and Energy and Advisor. He previously served as President of Qualcomm Atheros, the networking and connectivity subsidiary of Qualcomm Inc. (“Qualcomm”), a mobile technology company, from May 2011 to February 2013. He served as President, Chief Executive Officer and a director of Atheros Communications, Inc., a fabless semiconductor company, from 2003 until its 2011 acquisition by Qualcomm. Prior to joining Atheros as Vice President of Technology in 2002, Dr. Barratt held a number of positions at ArrayComm, Inc., a company specializing in multi-antenna signal processing. Dr. Barratt holds Ph.D. and Master of Science degrees from Stanford University, as well as a Bachelor of Engineering degree in electrical engineering and a Bachelor of Science degree in pure mathematics and physics from the University of Sydney in Australia. Dr. Barratt is a co-inventor of a number of U.S. patents in fields including wireless communications and medical imaging and has co-authored a book on linear controller design.
Dr. Barratt’s qualifications to serve on our Board as Lead Director include his leadership roles at various high growth technology companies.

Gary S. Guthart, Ph.D., 53, joined Intuitive Surgical in April 1996. In July 2007, Dr. Guthart was promoted to President and in January 2010, he was appointed as Chief Executive Officer. Prior to that, in February 2006, Dr. Guthart assumed the role of Chief Operating Officer. Prior to joining Intuitive Surgical, Dr. Guthart was part of the core team developing foundation technology for computer enhanced-surgery at SRI International (formerly Stanford Research Institute). Dr. Guthart has served on the Board of Directors of Illumina, Inc. since December 2017 and previously served on the Board of Directors of Affymetrix, Inc. from May 2009 until its acquisition by Thermo Fisher Scientific Inc. in March 2016. He received a B.S. in Engineering from the University of California, Berkeley and an M.S. and a Ph.D. in Engineering Science from the California Institute of Technology.
Dr. Guthart brings to the Board business, operating, financial, and scientific experience. His service as the Chief Executive Officer of Intuitive Surgical enables the Board to perform its oversight function with the benefits of management’s perspectives on the business.

Amal M. Johnson Former Executive Chairman of the Board, Author-IT, Inc. Director since 2010	Don R. Kania, Ph.D. Former President and Chief Executive Officer of FEI Company Director since 2018

Amal M. Johnson, 66, has been a member of our Board since April 2010. Ms. Johnson has served on the Board of Directors of Essex Property Trust, Inc. since February 2018. From March 2012 to December 2017, Ms. Johnson was a member of the Board of Directors of Author-IT, Inc. (“Author-IT”), a Software as a Service (“SaaS”) private company that provides a platform for creating, maintaining, and distributing single-sourced technical content, and Executive Chairman from March 2012 to October 2016. Prior to joining Author-IT, Ms. Johnson led MarketTools, Inc. (“MarketTools”), a SaaS company as Chief Executive Officer from 2005 to 2008, and then as Chairman of the Board until the company was acquired in January 2012. Prior to MarketTools, Ms. Johnson was a general partner at Lightspeed Venture Partners, focusing on enterprise software and infrastructure, from March 1999 to March 2004. Previously, Ms. Johnson also held various positions at Baan Company N.V., including as President of Baan Supply Chain Solutions, President of Baan Affiliates, and President of Baan Americas, from October 1994 to January 1999. Prior to that, Ms. Johnson served as President of ASK Manufacturing Systems from August 1993 to July 1994 and held executive positions at IBM from 1977 to June 1993. Ms. Johnson holds a Bachelor of Arts in Mathematics from Montclair State University and studied Computer Science at Stevens Institute of Technology Graduate School of Engineering. Ms. Johnson has served on the Board of Directors of CalAmp since December 2013 and Mellanox Technologies, Ltd. since October 2006.
Ms. Johnson brings to the Board her leadership and operational experience, including from her service as the Chairman of the Board of Directors and Chief Executive Officer of a technology company.

Don R. Kania, Ph.D., 64, has been a member of our Board since July 2018. Dr. Kania has more than 25 years of experience that includes scientific research and development, global operations, and manufacturing. From August 2006 to September 2016, Dr. Kania served as Chief Executive Officer and President of FEI Company, a high-performance electron microscopy company, until its acquisition by Thermo Fisher Scientific Inc. From January 1998 to July 2006, Dr. Kania held various positions at Veeco Instruments Inc., ultimately as the Chief Operating Officer. Dr. Kania has served on the Board of Directors of Aldevron, LLC since May 2018 and previously served as a member of the Board of Directors and Chairman of the Audit Committee of American Science and Engineering, Inc. from February 2010 until its acquisition in September 2016. He also serves as an advisor to several privately held life sciences companies. Dr. Kania received his Ph.D. in Engineering and Bachelor and Master’s degrees in physics from the University of Michigan.
Dr. Kania’s qualifications to serve on our Board include his deep scientific and leadership expertise.

Keith R. Leonard, Jr. Chief Executive Officer, Unity Biotechnology, Inc. Director since 2016	Alan J. Levy, Ph.D. Former Chief Executive Officer of Chrono Therapeutics Inc. Director since 2000

Keith R. Leonard, Jr., 57, has been a member of our Board since January 2016. Mr. Leonard has more than 20 years of experience in the pharmaceutical industry and has served as the Chief Executive Officer of Unity Biotechnology, Inc., a biotechnology company, since October 2016 and Chairman of its Board of Directors since January 2016. Since February 2016, Mr. Leonard also has served as the Chairman of the Board of Directors of Sienna Biopharmaceuticals, Inc., a public biotechnology company. Previously, Mr. Leonard was President, Chief Executive Officer and a member of the Board of Directors of Kythera Biopharmaceuticals, Inc., a biopharmaceutical company that he co-founded, that focused on discovering, developing, and commercializing drugs for the aesthetic medicine market, from 2005 until its acquisition by Allergan plc in October 2015. From 1991 to 2004, Mr. Leonard held various positions at Amgen Inc., most recently as Senior Vice President and General Manager of Amgen Europe where he was responsible for all commercial operations in 28 European countries. Mr. Leonard received a B.S. in Engineering from the University of California, Los Angeles, a B.A. in History from the University of Maryland, an M.S. in Engineering from the University of California, Berkeley, and an M.B.A. from the Anderson School of Management at the University of California, Los Angeles. Mr. Leonard served on the Board of Directors of Anacor Pharmaceuticals, Inc. from June 2014 to June 2016. Mr. Leonard also serves on the Board of Directors of several private companies.
Mr. Leonard’s qualifications to serve on our Board include his operational and leadership experience with public companies in the pharmaceutical industry.

Alan J. Levy, Ph.D., 81, has been a member of our Board since February 2000 and served as the Lead Director from April 2013 to April 2018. Dr. Levy was the Founder, Chairman and Chief Executive Officer of Chrono Therapeutics, a privately-held digital medicine company, from February 2014 to February 2018. From 2012 to 2017, he was a Senior Advisor at Frazier Healthcare Ventures, and also a Venture Partner from 2007 to 2012. From June 2010 to January 2013, he was the Chief Executive Officer of Incline Therapeutics, Inc., a novel drug/device company that was acquired by the Medicines Company in 2013. He served as Chairman of the Board of Directors of Northstar Neuroscience, Inc. (“Northstar Neuroscience”), a medical device company he co-founded, from 2007 to 2009. Prior to that, he was the President and Chief Executive Officer of Northstar Neuroscience from 1999 to 2007. From 1993 to 1998, Dr. Levy served as President and Chief Executive Officer of Heartstream, Inc., a medical device company that was acquired by Hewlett-Packard in 1998. Prior to joining Heartstream, Inc., he was President of Heart Technology, Inc. (“Heart Technology”), a medical device company that was acquired by Boston Scientific in 1995. Before joining Heart Technology, Dr. Levy was Vice President of Research and New Business Development and a member of the Board of Directors of Ethicon, a division of Johnson & Johnson. Dr. Levy holds a B.S. in Chemistry from City University of New York and a Ph.D. in Organic Chemistry from Purdue University. Dr. Levy currently serves as a director of several private companies and not-for-profit organizations.
Dr. Levy’s qualifications to serve on our Board include his service as the Chief Executive Officer for three medical device companies and an understanding of physicians and other health care providers who are central to the use and development of our products.

Jami Dover Nachtsheim Former Corporate Vice President of the Sales and Market Group and Director of Worldwide Marketing, Intel Corporation Director since 2017	Mark J. Rubash Chief Financial Officer Emeritus - Strategic Advisor, Eventbrite, Inc. Director since 2007

Jami Dover Nachtsheim, 60, has been a member of our Board of Directors since April 2017. Ms. Nachtsheim served in a variety of positions with Intel Corporation from 1980 until her retirement in 2000, most recently as the Corporate Vice President of the Sales and Marketing Group and Director of Worldwide Marketing. Ms. Nachtsheim served on the Board of Directors of FEI Company from March 2010 until its acquisition by Thermo Fisher Scientific Inc. in September 2016. Ms. Nachtsheim also served on the Board of Directors of Affymetrix, Inc. from May 2009, and as Chairman starting January 2015, until its acquisition by Thermo Fisher Scientific Inc. in March 2016. Ms. Nachtsheim holds a B.S. in Business Management from Arizona State University. Ms. Nachtsheim has served as a member of the Board of Directors of several other public and private companies.
Ms. Nachtsheim’s qualifications to serve on our Board include her extensive experience in bringing high technology products to market and her long service as a board member of several public and private organizations. Her international experience provides useful insight to the Board’s deliberations on a wide range of global business matters.

Mark J. Rubash, 61, has been a member of our Board since October 2007. Mr. Rubash is the Chief Financial Officer Emeritus - Strategic Advisor at Eventbrite, Inc. (“Eventbrite”), a privately-held e-commerce company. He was the Chief Financial Officer at Eventbrite from June 2013 to November 2016. Prior to Eventbrite, Mr. Rubash was Chief Financial Officer at Heartflow, Inc. (“Heartflow”), a privately-held medical diagnostic services company, which he joined in March 2012. Prior to Heartflow, Mr. Rubash was the Chief Financial Officer at Shutterfly, Inc. (“Shutterfly”), an Internet-based social expression and personal publishing company. Prior to joining Shutterfly in November 2007, Mr. Rubash was the Chief Financial Officer of Deem, Inc. (formerly Rearden Commerce), an eCommerce platform company, from August 2007 to November 2007 and previous to that, Mr. Rubash was a Senior Vice President at Yahoo! Inc. (“Yahoo!”) from February 2007 to August 2007. Prior to joining Yahoo!, Mr. Rubash held various senior positions at eBay Inc. from February 2001 to July 2005. Prior to that, Mr. Rubash was also an audit partner at PwC, where he was most recently the Global Leader for their Internet Industry Practice and Practice Leader for their Silicon Valley Software Industry Practice. Mr. Rubash received his B.S. in Accounting from California State University Sacramento. Mr. Rubash has served as a member of the Board of Directors and Chairman of the Audit Committee of Line 6 Corporation from April 2007 to January 2014 and has served as a member of the Board of Directors of IronPlanet, Inc. from March 2010 to May 2017 and iRhythm Technologies, Inc. since March 2016.
Mr. Rubash’s qualifications to serve on our Board include his experience with public company financial accounting matters and risk management.

Lonnie M. Smith Chairman of the Board and Former Executive Officer, Intuitive Surgical, Inc. Director since 1997

Lonnie M. Smith, 74, has served on our Board since he joined Intuitive Surgical as Chief Executive Officer in June 1997, from Hillenbrand Industries where he was Senior Executive Vice President. Mr. Smith served as Chief Executive Officer of Intuitive Surgical from June 1997 to January 2010 and remained as an executive officer of Intuitive Surgical from January 2010 to January 2013. Mr. Smith joined Hillenbrand in 1978 and during his tenure there he was also a member of the Executive Committee, the Office of the President, and the Board of Directors. Mr. Smith has also held positions with The Boston Consulting Group and IBM Corporation. Mr. Smith received his B.S.E.E. from Utah State University and an M.B.A. from Harvard Business School. Mr. Smith served as a member of the Board of Directors of Tandem Diabetes Care, Inc. from January 2013 to December 2015 and has served as a member of the Board of Directors of several private companies.
Having been the Chief Executive Officer of the Company until 2009, Mr. Smith brings institutional knowledge of the Company’s business, structure, history, and culture to the Board and the Chairman position.

Board Size
The number of authorized directors constituting the full Board is currently set at ten and will be reduced to nine immediately prior to the Annual Meeting. The Board evaluates the appropriateness of the size of the Board from time to time. In evaluating the size of the Board, the Board and the Governance and Nominating Committee consider a number of factors, including (i) resignations and retirements from the current Board; (ii) the availability of appropriate and qualified candidates; (iii) balancing the desire of having a small enough Board to facilitate deliberations with, at the same time, having a large enough Board to have the diversity of knowledge, experience, skills, and expertise to ensure that the Board and its committees can effectively perform their responsibilities in overseeing the Company’s business; and (iv) the goal of having an appropriate mix of inside and independent directors.
Nomination Process
The Governance and Nominating Committee identifies director nominees by reviewing the desired experience, mix of skills, and other qualities to assure appropriate Board composition, taking into consideration the current Board members and the specific needs of the Company and the Board.
The Governance and Nominating Committee will consider nominees recommended by stockholders, and any such recommendations should be sent to the Corporate Secretary in writing at the executive offices as identified in this Proxy Statement. Such recommendations should comply with the notice and other requirements set forth in the Bylaws, including but not limited to stating the following information:

•
The name and address of such nominating stockholder and the class or series and number of shares of securities of the Company that are, directly or indirectly, owned of record or beneficially owned by such stockholder.

•	Whether the nominating stockholder intends to deliver a proxy statement and form of proxy to elect such nominee.

•	Interests of the nominating stockholder required to be disclosed under the Bylaws.

•
All information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required in a contested election (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

•
A description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any nominating stockholder, on the one hand, and each proposed nominee, his or her respective affiliates and associates, on the other hand.

•	A completed and signed questionnaire, representation, and agreement as provided in the Bylaws.
The Company will also request such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee. Any recommendations received from stockholders will be evaluated in the same manner as potential nominees suggested by Board members, management, or other parties.
In addition, the Bylaws permit certain of the Company’s stockholders who have beneficially owned 3% or more of the outstanding common stock continuously for at least three years to submit nominations to be included in proxy materials for up to 25% of the total number of directors then serving. Notice of proxy access director nominations for the 2020 Annual Meeting of Stockholders must be delivered to the Corporate Secretary at the principal executive offices no earlier than December 27, 2019 and no later than January 26, 2020. The notice must be set forth the information required by the Bylaws with respect to each proxy access director nomination that an eligible stockholder or stockholders intend to present at the 2020 Annual Meeting of Stockholders and must otherwise be in compliance with the Bylaws.
The Governance and Nominating Committee evaluates director candidates based upon a number of criteria, including:

•	The desired experience, mix of skills, and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board.

•
The experience, knowledge, skills, and expertise of candidates, which may include experience in management, finance, marketing and accounting, across a broad range of industries with particular emphasis on healthcare and medical device industries, along with experience operating at a policy-making level in an appropriate business, financial, governmental, educational, non-profit, technological, or global field.

•	Diversity of backgrounds and perspectives, including those backgrounds and perspectives with respect to business experience, professional expertise, age, gender, and ethnic background.

•	Personal and professional integrity, character, and business judgment of candidates.

•	Whether candidates are independent, including as determined by the independence requirements of the SEC and the Nasdaq Stock Market.
The Governance and Nominating Committee assesses the effectiveness of its approach to consideration of Board candidates as part of its evaluation of the Board’s composition to ensure that the Board reflects the knowledge, experience, skills, expertise, and diversity required for the Board to fulfill its duties.
Board Responsibilities and Corporate Governance Guidelines
The Board’s primary responsibility is to exercise their business judgment in the best interests of the Company and its stockholders. The Board selects the Chief Executive Officer of the Company, monitors management’s and the Company’s performance, and provides advice and counsel to management. Among other things, the Board at least annually reviews the Company’s long-term strategy, long-term business plan, and an annual budget for the Company. The Board also reviews and approves transactions in accordance with guidelines that the Board may adopt from time to time. In fulfilling the Board’s responsibilities, directors have full access to the Company’s management, external auditors, and outside advisors. With respect to the Board’s role in risk oversight of the Company, the Board discusses the Company’s risk exposures and risk management of various parts of the business, including appropriate guidelines and policies to minimize business risks and major financial risks and the steps management has undertaken to control them.
The Board has also adopted Corporate Governance Guidelines to assist the Board in the exercise of its responsibilities and to serve the interests of the Company and its stockholders. These guidelines serve as a framework for, among other things, the composition and selection of members of the Board, director orientation and continuing education, responsibilities of directors, conduct of Board meetings, structure and conduct of Board committees, succession planning and oversight of risk management. The Company’s Corporate Governance Guidelines are available on its website at www.intuitive.com.
Board Leadership
The Company is focused on its corporate governance practices and values independent board oversight as an essential component of strong corporate performance to enhance stockholder value. Its commitment to independent oversight is demonstrated by the fact that all of its directors, except the President and Chief Executive Officer, are independent under the listing standards of the Nasdaq Stock Market. In addition, all of the members of the Board’s committees are independent under such standards. The Board acts independently of management and regularly holds independent director sessions of the Board without members of management present.
Mr. Smith is the Chairman of the Board and Dr. Guthart is the President and Chief Executive Officer, as well as a member of the Board. The Board has determined that the separation of the roles of Chairman of the Board and Chief Executive Officer is appropriate at this time as it allows the Chief Executive Officer to focus primarily on management responsibilities and corporate strategy, while allowing the Chairman to focus on leadership of the Board, providing feedback and advice to the Chief Executive Officer and providing a channel of communication between the Board members and the Chief Executive Officer. The Chairman of the Board presides over all Board meetings and works with the Chief Executive Officer to develop agendas for Board meetings. The Chairman advises the Chief Executive Officer and other members of senior management on business strategy and leadership development. He also works with the Board to drive decisions about particular strategies and policies and, in concert with the independent Board committees, facilitates a performance evaluation process of the Board.
Since April 2018, Dr. Barratt has served as our Lead Director. The Lead Director is elected annually by a majority of the independent directors upon receiving a recommendation from the Governance and Nominating Committee. The Lead Director’s responsibilities include, among others:

•	Presiding at meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors.

•	Providing feedback from executive sessions of the independent directors at which the Chairman is not present, to the Chairman, the Company’s Chief Executive Officer and other senior management.

•	Consulting with the Chairman as to an appropriate schedule of Board meetings.

•	Approving meeting agendas for the Board.

•
Advising the Chairman as to the quality, quantity, and timeliness of the information submitted by the Company’s management that is necessary or appropriate for the independent directors to effectively and responsibly perform their duties.

Board Committees
The Board has established an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee. The Board and its committees set schedules to meet throughout the year and also can hold special meetings and act by written consent from time to time, as appropriate. The Board has delegated various responsibilities and authority to the Audit Committee, Compensation Committee, and Governance and Nominating Committee as described below. These committees regularly report on their activities and actions to the full Board. Each of these committees of the Board has a written charter approved by the Board which is available on our website at www.intuitive.com. The Board from time to time establishes additional committees to address specific needs.
During 2018, the Board held four meetings. Each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board held during the period for which he or she has been a director and the total number of meetings held by all committees of the Board on which he or she served during the periods that he or she served.
The following table reflects the current membership of each Board committee:

Committee Membership
Name	Audit Committee	Governance and Nominating Committee	Compensation Committee
Craig H. Barratt, Ph.D.		✓
Michael A. Friedman, M.D. (1)
Amal M. Johnson			Chair
Don R. Kania, Ph.D. (2)	✓
Keith R. Leonard, Jr.	✓
Alan J. Levy, Ph.D.		Chair	✓
Jami Dover Nachtsheim (1)		✓	✓
Mark J. Rubash	Chair

(1)
Effective February 1, 2019, Jami Dover Nachtsheim replaced Michael A. Friedman, M.D. as a member of the Governance and Nominating Committee. Effective February 1, 2019, Dr. Friedman was no longer a member of the Audit Committee.

(2)	In July 2018, Don R. Kania, Ph.D. was appointed to the Board. In October 2018, he was appointed as a member of the Audit Committee.
Audit Committee
The Audit Committee assists the full Board in its general oversight of our financial reporting, internal controls, and audit functions, and is directly responsible for the appointment, compensation, and oversight of the work of the Company’s independent registered public accounting firm. The Audit Committee reviews and discusses with management and the independent registered public accounting firm the annual audited and quarterly financial statements (including the related disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the annual report on Form 10-K and the quarterly reports on Form 10-Q), reviews the integrity of the financial reporting processes, both internal and external, reviews the qualifications, performance and independence of the registered public accounting firm, and prepares the Audit Committee Report included in the Proxy Statement in accordance with rules and regulations of the SEC. In addition, the Audit Committee discusses policies with respect to financial and cyber security risk assessment and risk management, including appropriate guidelines and policies to govern the processes, as well as the Company’s major financial and cyber security risk exposures and the steps management has undertaken to address them. The responsibilities and activities of the Audit Committee are described in further detail in the “Audit Committee Report” in this proxy statement and the Audit Committee’s charter, a copy of which can be found on the Company’s website at www.intuitive.com.
During 2018, the Audit Committee consisted of Michael A. Friedman, M.D., Don R. Kania, Ph.D., Keith R. Leonard, Jr., and Mark J. Rubash. The Board has determined that all of the Audit Committee members meet the independence and experience requirements of the Nasdaq Stock Market and the SEC and that Mr. Rubash is an “audit committee financial expert” as defined under applicable rules of the SEC. In 2018, the Audit Committee met nine times.

Governance and Nominating Committee
The Governance and Nominating Committee is responsible for matters relating to the corporate governance of the Company and the nomination of members of the Board, the Lead Director, and committees thereof. The Board has determined that all of the Governance and Nominating Committee members meet the independence requirements of the Nasdaq Stock Market. The responsibilities and activities of the Governance and Nominating Committee are described in the Governance and Nominating Committee charter, a copy of which can be found on the Company’s website at www.intuitive.com.
In 2018, the Governance and Nominating Committee met twice.
Compensation Committee
The Compensation Committee reviews and approves all compensation programs applicable to executive officers of the Company, including salaries, bonuses, and equity compensation. The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer, evaluates the performance of the Chief Executive Officer in light of those goals and objectives, and sets the Chief Executive Officer’s compensation level based on this evaluation. The Compensation Committee approves any new compensation plan or any material change to an existing compensation plan whether or not subject to stockholder approval and makes recommendations to the Board with respect to the Company’s incentive compensation plans and equity-based plans subject to stockholder approval. The Compensation Committee reviews and discusses with management the disclosures regarding executive compensation and inclusion of the Compensation Discussion and Analysis (“CD&A”) included in the annual proxy statements. The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee.
In 2018, the Compensation Committee directly engaged an independent compensation consultant, Compensia, Inc. (“Compensia”), to provide analysis, advice, and guidance on compensation matters.
The Board has determined that all of the Compensation Committee members meet the independence requirements of the Nasdaq Stock Market and the SEC. In 2018, the Compensation Committee met three times. The Compensation Committee operates under a charter that can be found on the Company’s website at www.intuitive.com.
Compensation Committee Interlocks and Insider Participation
During 2018, the Compensation Committee consisted of Amal M. Johnson, Jami Dover Nachtsheim, and Alan J. Levy, Ph.D., none of whom is a present or former officer or employee of the Company. In addition, during 2018, none of the Company’s officers had an “interlock” relationship, as that term is defined by the SEC.
Attendance at the Annual Meeting
The Company encourages, but does not require, its Board members to attend each annual meeting of stockholders. All then-members of the Board attended the 2018 Annual Meeting of Stockholders. Dr. Kania joined the Board in July 2018 and, therefore, did not attend the 2018 Annual Meeting of Stockholders.

COMPENSATION FOR DIRECTORS
We compensate our non-employee directors for their service on our Board with a combination of cash and equity awards. The compensation provided is commensurate with their role and involvement, and consistent with competitive market practices. We provide a majority of the compensation in the form of equity to align the interests of our non-employee directors with the interests of our stockholders. We do not compensate our Chief Executive Officer for serving on our Board in addition to his regular employee compensation.
The Compensation Committee, consisting solely of independent directors, has the primary responsibility for reviewing and considering any changes to our director compensation program. Our Board determines the form and amount of director compensation after reviewing the committee’s recommendation.
The Compensation Committee reviews total compensation of our non-employee directors every other year and evaluates the appropriate level and form of their compensation. In making its recommendations, the committee considers the amount of time our non-employee directors expend, as well as the skill level required of members of our Board in fulfilling their duties. It also considers the Company’s financial performance, general market conditions, and advice from its independent compensation consultant, including the independent analysis of our director compensation program that is updated on a biannual basis. As part of this analysis, the compensation consultant reviews and analyzes competitive market practices in director compensation as represented by the companies in our compensation peer group. The analysis also examines how director compensation levels, practices, and design features compare to the constituent members of the compensation peer group, which is the same peer group used as a reference when setting executive compensation. The committee also considers the extent to which our Board’s compensation practices align with the interests of our stockholders.
Our Board reviews the Compensation Committee’s recommendations and then determines the form and amount of compensation for our non-employee directors. Our Board sets cash compensation levels with reference to the median of the competitive market and equity compensation levels to approximate the 75th percentile of the competitive market.
Following a review with its compensation consultant, the Compensation Committee determined that the compensation of our non-employee directors was consistent generally with the compensation for non-employee directors at the companies in the compensation peer group and recommended that no changes be made to the amounts of non-employee director compensation for 2018.
During 2018, our director compensation program consisted of cash and equity compensation elements, as further described below.
Annual Cash Compensation
We provide cash compensation through retainers for Board and committee service, as well as separate retainers to the chairpersons and members of our Board committees. Compensation in this manner simplifies the administration of our program and creates greater equality in rewarding service on committees of our Board. The committee and committee chair retainers compensate directors for the additional responsibilities and time commitments involved with those positions.
During 2018, the non-employee directors received the following cash compensation:

Board or Committee Position	Cash Retainer ($)
General Annual Board Retainer	60,000
Additional Annual Retainer - Audit Committee Chair	23,000
Additional Annual Retainer - Compensation Committee Chair	20,000
Additional Annual Retainer - Governance and Nominating Committee Chair	13,000
Additional Annual Retainer - Audit Committee Member	10,000
Additional Annual Retainer - Compensation Committee Member	6,000
Additional Annual Retainer - Governance and Nominating Committee Member	4,000
Cash compensation is pro-rated for the time served by a director on the Board and any Board committees.

Equity Compensation
Non-employee directors receive grants of stock options and restricted stock unit awards which vest 100% on the earlier of (i) the first anniversary of the grant date or (ii) the next annual meeting of stockholders following the grant date, subject to continued service through such vesting date.
During 2018, the non-employee directors received the following equity compensation granted at the 2018 Annual Meeting of Stockholders:

Directors	2018 RSU Value ($) (1)	2018 Stock Option Value ($) (2)
Chairman of the Board	190,000	190,000
Lead Director	165,000	165,000
Members of the Board	140,000	140,000

(1)
The number of RSUs granted is determined by taking the RSU Value and dividing by the 90 calendar-day average closing trading price of the Company’s common stock reported by Nasdaq through the date of grant.

(2)
The number of shares underlying the stock options granted is determined by taking the Stock Option Value and dividing by one-third of the 90 calendar-day average closing trading price of the Company’s common stock reported by Nasdaq through the date of grant; provided that in no event shall the number of shares underlying the option exceed the number of shares underlying the 2015 annual option grant.

New non-employee directors receive a pro-rated equity grant based on the number of months remaining between appointment date and the expected date of the next annual grant.
The equity compensation program for our non-employee directors for 2019 is similar to the program described above for 2018.
Our stock ownership policy requires non-employee directors to own shares of our common stock having a total value equal to four times their aggregate annual cash retainer for serving as a member of our Board, not including any meeting fees, incentive awards, or committee, chair, or other similar retainers. These mandatory ownership guidelines are intended to create a clear standard that encourages our directors to remain invested in the performance of the Company’s stock price. Each non-employee director has five years from the date he or she becomes subject to the stock ownership guidelines to come into compliance with the guidelines. All of our non-employee directors met the guidelines or were on track to comply with the guidelines in the relevant time frame as of the date of this proxy statement. For the purposes of determining stock ownership levels, the following forms of equity interests in the Company are included: shares owned outright by, or held in trust for the benefit of, the director or his or her spouse or children sharing the same household; shares held through a fund or other entity as to which the director has control; shares of the Company’s common stock, stock units or other stock equivalents obtained through the exercise of stock options or vesting of Company equity awards; shares of common stock underlying vested stock options net of shares that would need to be withheld for the exercise price; and other stock or stock equivalent awards determined by the Compensation Committee.
The aggregate grant date fair value of total equity compensation (consisting of stock options, restricted stock unit awards, and any other equity compensation) to any non-employee director in any calendar year in respect of such director’s service as a member of our Board or any Board committee during such year shall not exceed $750,000. Our Board has determined that imposing such a limit is in the best interests of the Company and its stockholders.
We reimburse non-employee directors for reasonable out-of-pocket expenses incurred in the performance of their duties as directors of the Company.

Director Compensation Table
The following Director Compensation Table sets forth summary information concerning the compensation paid to the Company's non-employee directors for the year ended December 31, 2018, for services to the Company.

Name	Fees earned or paid in cash ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Total ($)
Craig H. Barratt, Ph.D.	64,000	180,920	154,347	399,267
Michael A. Friedman, M.D.	74,000	153,620	130,945	358,565
Amal M. Johnson	80,000	153,620	130,945	364,565
Don R. Kania, Ph.D. (2)	32,500	109,261	94,599	236,360
Keith R. Leonard, Jr.	70,000	153,620	130,945	354,565
Alan J. Levy, Ph.D.	79,000	153,620	130,945	363,565
Jami Dover Nachtsheim	66,000	153,620	130,945	350,565
Mark J. Rubash	83,000	153,620	130,945	367,565
Lonnie M. Smith	60,000	208,220	177,749	445,969

(1)
The amounts in these columns represent the grant date fair value of stock options and restricted stock units (“RSUs”) granted to non-employee directors in 2018, determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). Except for the initial grants to Don R. Kania, Ph.D. discussed below, the RSUs had a grant date fair value of $462.71 per RSU and the grant date fair value for stock options was $131.47 per share, in each case, based on the closing trading price of the Company’s common stock reported by Nasdaq on the date of grant. See Note 9 of the Notes to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K filed on February 4, 2019, for a discussion of all assumptions made by the Company in the valuation of the equity awards.

(2)
Dr. Kania was appointed to the Board in July 2018. On July 31, 2018, Dr. Kania was granted: (i) 215 RSUs; and (ii) an option to purchase 647 shares of the Company’s common stock, respectively, both vesting in full on the first anniversary of the date of grant, subject to continued service through such date. The RSUs had a grant date fair value of $508.19 per RSU and the grant date fair value for stock options was $146.21 per share based on the closing trading price of the Company’s common stock reported by Nasdaq on the date of grant.

The table below sets forth the aggregate number of shares of the Company’s common stock subject to options outstanding as well as the number of outstanding RSUs held by non-employee directors as of December 31, 2018.

Name	Number of Shares of Common Stock Underlying Options Outstanding	Number of Shares of Common Stock Underlying Options Exercisable	Number of Shares of Common Stock Subject to Outstanding RSUs
Craig H. Barratt, Ph.D.	15,496	14,322	391
Michael A. Friedman, M.D.	996	—	332
Amal M. Johnson	30,068	29,072	332
Don R. Kania, Ph.D.	647	—	215
Keith R. Leonard, Jr.	2,541	1,545	332
Alan J. Levy, Ph.D.	20,472	19,476	332
Jami Dover Nachtsheim	2,541	1,545	332
Mark J. Rubash	6,318	5,322	332
Lonnie M. Smith	3,173	1,821	450

EXECUTIVE OFFICERS OF THE COMPANY
The Company’s executive officers and their ages as of February 15, 2019, are as follows:

Name	Age	Position
Gary S. Guthart, Ph.D.	53	President and Chief Executive Officer
Salvatore J. Brogna	64	Executive Vice President and Chief Operating Officer
Myriam J. Curet, M.D.	62	Executive Vice President and Chief Medical Officer
Marshall L. Mohr	63	Executive Vice President and Chief Financial Officer
David J. Rosa	51	Executive Vice President and Chief Business Officer
Kara Andersen Reiter	54	Senior Vice President, General Counsel, and Chief Compliance Officer
The principal occupations and positions for at least the past five years of the executive officers named above, other than Dr. Guthart, are as follows:

Salvatore J. Brogna joined Intuitive Surgical as Director, Mechanical Engineering, in October 1999 and was promoted to Vice President, Engineering in July 2005. In August 2010, Mr. Brogna was appointed as Senior Vice President, Product Development. In June 2015, Mr. Brogna was promoted to the position of Executive Vice President, Product Operations. In November 2017, Mr. Brogna was promoted to the position of Executive Vice President and Chief Operating Officer. Prior to joining Intuitive Surgical, Mr. Brogna led design and development of complex robotic systems at Adept Technology and at Unimation. Mr. Brogna is a graduate of Clarkson University where he earned a B.S. and an M.S. in Mechanical Engineering.

Myriam J. Curet, M.D. joined Intuitive Surgical in December 2005 as Chief Medical Advisor. In February 2014, Dr. Curet was promoted to the position of Senior Vice President and Chief Medical Officer. In November 2017, Dr. Curet was promoted to the position of Executive Vice President and Chief Medical Officer. Dr. Curet also held a faculty position as Professor of Surgery at Stanford University. Since October 2010, she has served as a Consulting Professor of Surgery at Stanford University with a part time clinical appointment at the Palo Alto Veteran’s Administration Medical Center. Dr. Curet received her M.D. from Harvard Medical School and completed her general surgery residency program at the University of Chicago. She then worked for the Indian Health Service for four years before finishing her Surgical Endoscopy fellowship at the University of New Mexico. She was on the faculty at the University of New Mexico for six years prior to joining the Stanford University Department of Surgery in 2000.

Marshall L. Mohr joined Intuitive Surgical in March 2006 as Senior Vice President and Chief Financial Officer and was promoted to Executive Vice President and Chief Financial Officer in July 2018. Prior to that, Mr. Mohr was Vice President and Chief Financial Officer of Adaptec, Inc. (“Adaptec”). Prior to joining Adaptec in July 2003, Mr. Mohr was an Audit Partner with PwC where he was most recently the Managing Partner of the firm’s west region technology industry group and led its Silicon Valley accounting and audit advisory practice. Mr. Mohr also currently serves on the boards of directors of Plantronics, Inc. and Pacific Biosciences of California, Inc. Mr. Mohr received his B.B.A. in Accounting and Finance from Western Michigan University.

David J. Rosa joined Intuitive Surgical in March 1996 and has held leadership positions in engineering, clinical development, marketing and product development. In April 2011, Mr. Rosa was promoted to the position of Senior Vice President, Emerging Procedures & Technology and transitioned to the position of Senior Vice President, Scientific Affairs. In August 2014, Mr. Rosa was promoted to the position of Executive Vice President and Chief Scientific Officer. In June 2015, Mr. Rosa was appointed as Executive Vice President and Chief Commercial Officer. In January 2019, Mr. Rosa took on additional responsibility as Executive Vice President and Chief Business Officer. Prior to joining Intuitive Surgical, Mr. Rosa contributed to the development of trans-esophageal transducers for Acuson Corporation. Mr. Rosa also currently serves on the boards of directors of Kardium Inc. and Arterys Inc. Mr. Rosa graduated magna cum laude with a B.S. in Mechanical Engineering from California Polytechnic University at San Luis Obispo. He also holds a Master of Science in Mechanical Engineering from Stanford University.

Kara Andersen Reiter joined Intuitive Surgical in January 2015 as Vice President, Assistant General Counsel, and was promoted to Senior Vice President, General Counsel and Chief Compliance Officer in July 2018. Prior to joining Intuitive Surgical, Ms. Andersen Reiter was Vice President, Regulatory Affairs and Chief In House Counsel of PneumRx, Inc., a medical device company, from August 2004 to January 2015, where she had oversight of all legal and regulatory matters. Prior to that, Ms. Andersen Reiter was a litigation partner at the law firm of Keker & Van Nest. Ms. Andersen Reiter earned her J.D. from UCLA School of Law and her A.B. from Brown University. She also holds a D.E.A. (a master’s-level degree) in family law from the Université de Lyon III, obtained while studying as a Fulbright Scholar following law school.

EXECUTIVE COMPENSATION
This Proxy Statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements relate to expectations concerning matters that are not historical facts. Words such as “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” and similar words and expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements related to risks associated with our compensation programs. Readers are cautioned that these forward-looking statements are based on current expectation and are subject to risks, uncertainties, and assumptions that are difficult to predict. We undertake no obligation to revise or update any forward-looking statements for any reason.
Compensation Committee Report
The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates it by reference into such filing.

The Compensation Committee has reviewed and discussed with management the disclosures contained in the section entitled “Compensation Discussion and Analysis” of this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to the Board that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement for the 2019 Annual Meeting of Stockholders and incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2018.
Members of the Compensation Committee

Amal M. Johnson (Chair)	Alan J. Levy, Ph.D.	Jami Dover Nachtsheim

Compensation Discussion and Analysis
This Compensation Discussion and Analysis explains our executive compensation program including the philosophy, objectives and the policies and practices that contributed to our executive compensation actions and decisions for our 2018 named executive officers, who are listed below.

Name	Position
Gary S. Guthart, Ph.D.	President and Chief Executive Officer
Salvatore J. Brogna	Executive Vice President and Chief Operation Officer
Myriam J. Curet, M.D. (1)	Executive Vice President and Chief Medical Officer
Marshall L. Mohr (2)	Executive Vice President and Chief Financial Officer
David J. Rosa (3)	Executive Vice President and Chief Business Officer

(1)	During 2018, Dr. Curet’s employment with the Company was at 80% part-time and her compensation reflected this.

(2)	In July 2018, Mr. Mohr was promoted to our Executive Vice President and Chief Financial Officer from his prior position as our Senior Vice President and Chief Financial Officer.

(3)	In January 2019, Mr. Rosa took on additional responsibility as Executive Vice President and Chief Business Officer from his prior position as our Executive Vice President and Chief Commercial Officer.
Executive Summary
The primary objective of our executive compensation program is to attract and retain a passionate team of executives who drive innovation that enables physicians and healthcare providers to improve the quality of and access to minimally invasive care. We seek to accomplish this goal in a way that is aligned with the long-term interests of our stockholders. Our strategy has been to provide a level of fairness within our programs to drive alignment of all employees including our NEOs. This approach recognizes that as a company we are all one team with one mission. We believe our executive compensation program effectively aligns the interests of our NEOs with our objective of creating sustainable long-term value.
Results of Stockholder Advisory Vote on Named Executive Officer Compensation
At our 2018 Annual Meeting of Stockholders, we conducted a stockholder advisory vote on the 2017 compensation of our then NEOs (commonly known as a “Say-on-Pay” vote). Our stockholders approved the 2017 compensation of our then NEOs, with approximately 95% of the votes cast voted in favor of the proposal. The Compensation Committee took the results of this Say-on-Pay vote into consideration when making compensation decisions following the 2018 Annual Meeting of Stockholders.
We believe that the outcome of the Say-on-Pay vote reflects our stockholders’ support of our compensation philosophy, specifically our efforts to attract, retain, and motivate our executive officers, including our NEOs. Accordingly, no significant design changes were made to the executive compensation program as a result of the Say-on-Pay vote on 2017 NEO compensation. Further, any design changes resulting from the Say-on-Pay vote would not typically affect compensation until the following fiscal year due to the timing of our annual meeting of stockholders relative to the Compensation Committee meeting at which compensation decisions are made.
We value the opinions of our stockholders and will continue to consider the outcome of future Say-on-Pay votes, as well as feedback received throughout the year, when making compensation decisions for our executive officers, including our NEOs.
Based on the results of a separate stockholder advisory vote on the frequency of future stockholder advisory votes regarding the compensation of our NEOs conducted at our 2017 Annual Meeting of Stockholders, our Board determined that we will hold Say-on-Pay votes on an annual basis.

2018 Financial Highlights
In 2018, we continued to grow the number of procedures performed worldwide using our products. In the U.S., the procedure growth was largely attributable to growth in general surgery procedures as well as moderate growth in more mature gynecologic and urologic procedures. International procedure growth was primarily driven by continued growth in prostatectomy and earlier stage growth in kidney cancer procedures, general surgery, and gynecology.

Measure (Amounts in millions of USD, except procedures and system placements)	Fiscal 2018	Fiscal 2017	Percentage Change
Revenue	$3,724.2	$3,138.2	19%
Worldwide procedures	1,037,000	877,000	18%
System placements	926	684	35%
Income from operations	$1,199.4	$1,062.9	13%
Non-GAAP income from operations (*)	$1,537.4	$1,315.9	17%
Net income (**)	$1,127.9	$670.9	68%
Non-GAAP net income (*)	$1,305.1	$1,056.8	23%
Cash, cash equivalents, and investments	$4,834.4	$3,846.5	26%
Repurchases and retirement of common stock (***)	$—	$2,274.0	(100)%

(*)
Non-GAAP Financial Measures. Non-GAAP adjusted financial measures should be viewed in addition to, and not as an alternative for, financial results prepared in accordance with U.S. GAAP. See Exhibit A to this proxy statement for more information about these non-GAAP financial measures and for a reconciliation of these non-GAAP measures to the most comparable GAAP measures.

(**)
In fiscal 2017, the Tax Cuts and Jobs Act (the “2017 Tax Act”) was enacted on December 22, 2017, which resulted in an income tax expense of $317.8 million primarily related to a one-time deemed repatriation tax on undistributed foreign earnings and the revaluation of deferred taxes due to a reduction of the U.S corporate income tax rate.

(***)
In January 2019, our Board increased the authorized amount available under the Company’s common stock repurchase program to an aggregate of $2.0 billion, including amounts remaining under previous authorization.

Recent Operational Highlights

•
In February 2019, we received U.S. FDA clearance of the Ion endoluminal system, our new flexible robotic-assisted catheter-based platform, designed to navigate through very small lung airways to reach peripheral nodules for biopsies.

•	In 2018, the annual number of procedures exceeded 1 million for the first time, with more than 6 million procedures performed to-date.

•
In the third quarter of 2018, we commercially launched our da Vinci SP Surgical System, the latest in our integrated product family that enables surgeons to access narrow workspaces while maintaining high quality vision, precision, and control.

•	The Intuitive-Fosun joint venture in China began direct operations for da Vinci products and services in January 2019.

•	The Company began direct operations for da Vinci products and services in India and Taiwan in May and December 2018, respectively.

•
In October 2018, the China National Health Commission announced a new quota to allow the sale of 154 new surgical robots into China through 2020, which includes da Vinci Surgical Systems. In December 2018, the Company also obtained clearance for the da Vinci Xi Surgical System in China.

•
The Company received U.S. Food and Drug Administration clearance for the Vessel Sealer Extend, the da Vinci SP Surgical System for use in certain urology procedures, the SureForm 60, a single-patient use 60mm stapler, and the SureForm 45, a single-patient use 45mm stapler, in April 2018, May 2018, July 2018, and January 2019, respectively.

•
In Japan, 12 da Vinci procedures within the specialties of general surgery, gynecology, and cardiothoracic surgery were granted national reimbursement status effective April 1, 2018 and our da Vinci X system was approved in April 2018.

2018 Executive Compensation Highlights
Consistent with our business results, the Compensation Committee took the following actions with respect to the 2018 compensation of our NEOs:

•
Annual Cash Incentive Bonuses. The 2018 Corporate Incentive Program (the “CIP”), our annual performance-based cash incentive program, for our NEOs was funded at 108.2% and paid out in February 2019. The CIP was funded based on our actual level of achievement as measured against a pre-established adjusted operating income goal and pre-established strategic Company performance goals. See the section entitled “Annual Performance-Based Cash Bonuses” below for a detailed discussion of the CIP.

•
Base Salary. Base salaries were increased on average 3% - 4% for our NEOs and slightly higher for those who also received a promotional increase. These base salary increases took into consideration the changes in responsibility for each NEO, the competitive market for executive talent, Company performance, and the other factors described in the section entitled “Executive Compensation Elements” below.

•
Equity Awards. The Compensation Committee granted equity awards in the form of stock options and RSUs. The size of each award was based on several factors including managing the Company’s burn rate, reducing our equity overhang in the long run, maintaining our ability to compete for outstanding talent, maintaining our corporate compensation philosophies, and the executive officer’s experience and performance.

Pay for Performance
We believe our executive compensation program is closely aligned with stockholders’ interests. While base salary and an annual performance-based cash bonus opportunity incentivize the achievement of shorter-term goals, our long-term equity awards in the form of stock options, which are typically subject to either a 4-year or 3.5-year vesting requirement and a 10-year term, and RSUs which are typically subject to a 4-year vesting requirement, represent a longer-term compensation structure that promotes retention and continuous commitment to the operating results of the Company. We further believe this compensation mix rewards each executive officer for their individual contributions to the Company, both present and future. At this phase in our growth cycle, a majority of the annual total direct compensation of our executive officers is directly tied, through the use of stock options and RSUs, to the growth in the value of our common stock. To illustrate this point, the following chart displays the historical relationship between the annual total direct compensation of our Chief Executive Officer, and the changes in stockholder value as reflected by the percentage change in value of the market price of our common stock.

For illustration purposes, our Chief Executive Officer’s annual total direct compensation consists of base salary paid, annual cash bonus earned, and the grant date fair value of his long-term equity awards (including stock options and RSUs) granted in the following year. The chart assumes a like number of stock options to the February 15, 2019, grant will be granted on August 15, 2019, using the same Black-Scholes fair value as of February 15, 2019. Our stock return is calculated based on the closing market price of our common stock on the date of the fiscal year end. The stock return is indexed to 2014 such that it represents the stock price percentage change over the 2014 fiscal year end price of $176.31, and our Chief Executive Officer’s annual total direct compensation is similarly indexed to his 2014 annual total direct compensation.
Executive Compensation Policies and Practices
The Compensation Committee has adopted and is committed to maintaining a comprehensive governance framework for executive compensation which aligns with long-term stockholder interests. This framework includes the following:

•	Independence. The Compensation Committee is comprised solely of independent directors.

•	Independent Adviser. The Compensation Committee engaged an independent compensation consultant, Compensia, to provide analysis, advice and guidance on compensation matters.

•
Biennial Executive Compensation Review. The Compensation Committee reviews a biennial compensation assessment prepared by Compensia which includes approval of the executive compensation strategy and philosophy and peer group of companies.

•	Succession Planning. We review the risks associated with key executive officer positions and endeavor to ensure adequate succession plans are in place.

•	Stock Ownership Guidelines. We maintain stock ownership guidelines for our executive officers and members of our Board.

•
Compensation At-Risk. Our executive compensation program is designed so a significant portion of compensation is “at risk” based on corporate performance, including equity-based compensation, to align the interests of our executive officers and stockholders.

•	No Employment Agreements. We do not have employment agreements with any of our executive officers. All executive officers are employed “at will.”

•	No Executive Retirement Plans. We do not provide pensions or other supplemental executive retirement health, or insurance benefits.

•	No Executive Perquisites. We do not provide any perquisites or other personal benefits to our executive officers that are not otherwise available on the same basis to our other full-time employees.

•
No Special Health or Welfare Benefits. Our executive officers participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees.

•	No Tax Reimbursements. We do not provide any tax reimbursement payments (including “gross-ups”) on any element of executive compensation.

•
“Double-Trigger” Change-in-Control Arrangements. All change-in-control payments and benefits pursuant to the Company-wide change in control plan are based on a “double-trigger” arrangement (that is, they require both a change-in-control of the Company plus a qualifying termination of employment before payments and benefits are paid).

•	No Repricing. All of the Company’s equity plans expressly prohibit stock option repricing without stockholder approval.

•
No Buyout of Underwater Options. All of the Company’s active equity plans also expressly prohibit the Company from buying out stock options whose exercise price exceeds the fair market value of our common stock, often referred to as underwater options, for cash.

•	No Liberal Recycling of Shares. All of the Company’s active equity plans prohibit the liberal recycling of shares or underlying awards granted under these plans.

•	No Automatic Single Trigger Vesting of Awards. None of the Company’s active equity plans provide for automatic acceleration of equity awards upon a change in control of the Company.
Executive Compensation Philosophy
Goal of Executive Compensation Program
The primary objective of our executive compensation program is to attract and retain a passionate team of executives who will provide leadership to make surgery more effective, less invasive, and easier on surgeons, patients, and their families. We seek to accomplish this goal in a way that is aligned with the long-term interests of our stockholders.
We employ a “team-based” approach to compensating our executive officers, which is predicated on two principles.

•
Each executive officer must demonstrate exceptional individual performance to remain a part of our executive team. We believe that executive officers who underperform should be removed from our executive team and have their compensation adjusted accordingly, or be dismissed from the Company.

•	Each executive officer must contribute as a member of the team to our overall success rather than merely achieve specific objectives within his or her area of responsibility.
As a result of this team-based approach, the Compensation Committee carefully considers the relative compensation levels among all members of the executive team. Accordingly, our executive compensation program is designed to be internally consistent and equitable to further the Company’s success. As reflected in the discussion below, the differences in the amounts awarded to each of our executive officers, including our NEOs, relate primarily to the experience, responsibilities, and performance of each individual executive officer, and differing market practices for compensation in each executive officer’s function.
Compensation Mix
Historically, our equity program provides awards in both stock options and RSUs. We relied on these long-term equity awards to attract, motivate, and retain an outstanding executive team and to ensure a strong connection between our executive compensation program and the long-term interests of our stockholders. We believe stock options are an effective compensation element for attracting innovative and passionate executive officers that rewards stockholder value creation. By ensuring that our executive officers have a significant portion of their potential compensation tied to long-term stock price performance, we are able to closely align the interest of our executive officers with the interests of our stockholders.
In 2018, the majority of Dr. Guthart’s and the other NEOs’ total compensation is long-term equity based compensation. By linking more of our NEOs total compensation to long-term equity emphasizes variable pay, which is consistent with the Company’s pay-for-performance philosophy.

Named Executive Officer	Base Salary as a % of Total Compensation	Annual Performance-based Cash Bonus as a % of Total Compensation	Fair Value of 2018 Equity Grants as a % of Total Compensation
Gary S. Guthart, Ph.D.	12%	13%	75%
Other NEOs	12%	10%	78%

Executive Compensation Process
Role of Compensation Committee
The Compensation Committee oversees our executive compensation program (including our executive compensation policies and practices), approves the compensation of our executive officers including our NEOs (other than Dr. Guthart), and administers our various equity plans.
The Compensation Committee reviews the performance of Dr. Guthart to determine whether to make any changes to his compensation. Following its approval, the Compensation Committee presents such changes to the independent members of our Board for review and ratification.
Role of Executive Officers
Dr. Guthart makes recommendations to the Compensation Committee regarding the salary, annual cash bonus award, and equity awards for the executive officers other than himself. At the Compensation Committee’s request, Dr. Guthart reviews with the Compensation Committee the individual performance of each of the other executive officers, including each of our NEOs. The Compensation Committee gives considerable weight to Dr. Guthart’s evaluations and determines whether the recommended changes in each executive officer’s compensation, if any, are appropriate.
The Compensation Committee receives support from our Human Resources Department in designing our executive compensation program and analyzing competitive market practices. In addition, Dr. Guthart participates in Compensation Committee meetings, providing input from our executive team on organizational structure, executive development, and financial analysis.
Role of Compensation Consultant
In 2018, the Compensation Committee directly retained the services of Compensia, an independent national executive compensation consulting firm, to assist it in fulfilling its duties and responsibilities. Compensia does not provide services to Intuitive management outside of the services provided to the Compensation Committee unless directed by the Compensation Committee.
The Committee annually reviews the performance of Compensia. As part of the annual review, the Compensation Committee considers the independence of the consultant in accordance with SEC and Nasdaq rules and has concluded that no conflict of interest exists with respect to the work that Compensia performs for the Compensation Committee.
Competitive Positioning
While the Compensation Committee does not establish compensation levels based solely on a review of competitive market data, it believes that such data is a useful tool in its deliberations as it recognizes that our compensation policies and practices must be competitive in the marketplace for us to be able to attract, motivate, and retain qualified executive officers. Generally, the Compensation Committee reviews our executive compensation relative to our established competitive market (based on an analysis of the compensation policies and practices of a select group of peer companies) every two years. The Compensation Committee uses the competitive market data when evaluating all aspects of executive compensation. As a reference point for our NEOs, we use the market median for cash and incentive values, the 75th percentile for long term incentive values, and the market median and 75th percentile for the total direct compensation values.
The Compensation Committee engages Compensia to assist with updating our compensation peer group and assessing the competitiveness of our executive compensation program. In evaluating and making changes to the compensation peer group, the Compensation Committee considered the following selection criteria: (1) location of the company (U.S.-based); (2) ownership structure of the company (publicly-traded); (3) company’s industry (medical device, medical supplies, life sciences tools and services and technology); (4) revenues (approximately 1/3 to 3x the Company’s last four quarters’ revenue); and (5) market capitalization (approximately 1/3 to 3x the Company’s market capitalization).

After considering the analysis performed by Compensia, the Compensation Committee selected the following direct compensation peer group for use in 2018:

Agilent Technologies, Inc.	Dentsply Sirona, Inc.	Illumina, Inc.	Teleflex Incorporated
Becton, Dickinson and Company	Edwards Lifesciences Corporation	Mettler-Toledo International, Inc.	Varian Medical Systems, Inc.
Boston Scientific Corporation	Hologic, Inc.	ResMed, Inc.	Waters Corporation
The Cooper Companies, Inc.	IDEXX Laboratories, Inc.	Stryker Corporation	Zimmer Biomet Holdings, Inc.
Executive Compensation Elements
The following table lists the elements of our 2018 executive compensation program. By using a mix of fixed and variable compensation elements it is designed to drive corporate performance using specific measures that correlate to stockholder value and align with our financial and strategic Company goals.

	Fixed	Variable Short-Term	Variable Long-Term		Other
	Base Salary	Annual Performance-based Cash Bonus	Stock Options	RSUs	Benefits

Attract, Reward, and Retain
Primary Purpose	Provide competitive, fixed cash compensation	Provide focus on annual financial and non-financial goals, motivate team performance	Create ownership and align with stockholder interests		Encourage wellness and financial savings
Performance Measures		Adjusted operating income and strategic corporate objectives
Performance Period/Vesting Period	Ongoing; Annual review	1-year performance period	4- and 3.5-year vesting ratably	4-year vesting ratably	Ongoing
Base Salary
In July 2018, the Compensation Committee reviewed the base salaries of our executive officers, including our NEOs, for possible adjustments. After taking into consideration our “team-based” approach to compensation, the Compensation Committee set the base salaries of our NEOs as follows:

Named Executive Officer	Base Salary as of August 1, 2018 ($)	Base Salary as of August 1, 2017 ($)	Percentage Change
Gary S. Guthart, Ph.D.	780,000	757,050	3.0%
Salvatore J. Brogna (1)	569,250	520,000	9.5%
Myriam J. Curet, M.D. (2)	518,750	472,219	9.9%
Marshall L. Mohr (3)	525,000	489,250	7.3%
David J. Rosa	556,973	540,750	3.0%

(1)
In November 2017, in connection with his appointment as the Executive Vice President and Chief Operating Officer, Mr. Brogna’s base salary was first increased to $550,000 per year. During 2018, his base salary increased by 3.5% to $569,250 compared with his base salary in November 2017.

(2)
Dr. Curet was employed part-time at 80% in 2018 and 2017, and her base salary is reported in the table as converted to a full-time basis. In November 2017, in connection with her appointment as the Executive Vice President and Chief Medical Officer, Dr. Curet’s base salary was first increased to $400,000 per year (or $500,000 per year on a full-time basis). During 2018, her base salary increased by 3.75% to $415,000 (or $518,750 per year on a full-time basis) compared with her base salary in November 2017.

(3)	In connection with his appointment as the Executive Vice President and Chief Financial Officer, Mr. Mohr’s base salary was increased to $525,000 per year effective July 2018.
The base salaries earned by our NEOs during 2018 are set forth in the “2018 Summary Compensation Table” below.

Annual Performance-Based Cash Bonuses
We use annual cash bonuses to motivate and reward our executive officers, including our NEOs, to achieve or exceed our short-term financial and operational objectives while making progress towards our longer-term growth and other goals. Consistent with our executive compensation philosophy, these annual cash bonuses constitute a smaller portion of the target total direct compensation opportunity of our executive officers than their long-term equity awards.
At the end of each year, the Compensation Committee determines the amount of the award to be paid to each executive officer by comparing actual results to the performance goals for the year. The Compensation Committee may, in its discretion, reduce or increase the amount of any individual award based on an executive officer’s overall performance and his or her contribution to the achievement of our performance goals.
Target Annual Cash Bonus Opportunities
Given our emphasis on long-term stockholder value creation over annual operating results, the CIP targets are set relatively low to the competitive market, as reflected by the target annual cash bonus opportunities of our executive officers. For 2018, the target and maximum annual cash bonuses opportunities as a percentage of base salary under the CIP for our NEOs were set as follows:

Named Executive Officer	Target Annual Cash Bonus Opportunity (as a percentage of base salary)	Maximum Annual Cash Bonus Opportunity (as a percentage of base salary) (1)
Gary S. Guthart, Ph.D.	100.0%	125.0%
Salvatore J. Brogna	70.0%	87.5%
Myriam J. Curet, M.D.	70.0%	87.5%
Marshall L. Mohr	70.0%	87.5%
David J. Rosa	70.0%	87.5%

(1)
The maximum annual cash bonus opportunity (as a percentage of base salary) is calculated at 125% of the target; however, the Compensation Committee may award higher amounts based on individual performance.

Annual Cash Bonus Plan Formula and Funding
For 2018, the CIP was funded through an incentive pool based on our achievement of an adjusted operating income (“AOI”) goal as set forth in our annual operating plan, and paid to our executive officers based on our actual level of achievement of AOI and several pre-established corporate performance objectives (the “Company Performance Goals”). For purposes of the CIP, “AOI” is defined as operating income excluding non-cash share-based compensation expense, non-cash amortization of intangible assets, and litigation charges.
For 2018, the CIP incentive pool was funded based on an AOI target set at the previous year’s AOI level plus a pre-established increase in AOI for the year and could be funded up to a maximum of 125% of target. The amount of the incentive pool that is paid out as annual cash bonuses for each executive officer, including each NEO, is determined by an equal weighting of achievement of the AOI goal and Company Performance Goals. In the event that the AOI target was not achieved, the incentive pool would not be funded, and our NEOs would not be eligible to receive any bonus under the CIP. Typically, the overall CIP payout will not exceed the amount by which the incentive pool is funded.
The Company Performance Goals are established at the corporate level by the executive team and Dr. Guthart, then reviewed and approved by the Board of Directors annually at the beginning of the fiscal year. For 2018, the Performance Goals fell into four categories: Business Metrics, Regional Strategic Goals, Strategic Operations/Quality Goals and Corporate Strategy. Given their relationship to our annual operating plan and business strategy and because the Company Performance Goals and their specific target levels are highly confidential, we do not publicly disclose them. We believe their disclosure would provide our competitors, customers and other third parties with significant insights regarding our confidential business strategies that could cause us substantial competitive harm.
The Company Performance Goals are designed to focus on the short-term objectives that we believe ultimately drive the long-term success of the Company. There is a risk that payments with respect to any specific goal will not be made at all or will be made at less than 100% of the target level. The achievement of the goals may be affected by several factors including, but not limited to, the impact of changes in healthcare legislation and policy, global and regional conditions, credit markets and the related impact on healthcare spending, timing and success of product development and market acceptance of developed products, changes in trade agreements and/or tariffs imposed on cross-border commerce, and regulatory approvals, clearances, and restrictions. Because several of these factors are not entirely within the control of our NEOs and given the “stretch” nature of the goal-setting process, we believe that it would be relatively difficult to fully achieve the Company Performance Goals in any year. The challenge of the goals and uncertainty in the environment ensures that any payments under the CIP are truly performance-based, which is consistent with the plan’s objectives.
2018 Bonus Decisions
For 2018, target funding was set at AOI of $1,449 million and maximum funding of 125% of the pool was set at AOI of $1,811 million, with funding at intermediate levels determined based on linear interpolation. Based on our actual achievement of AOI of $1,598 million or 116.3% achievement, weighted at 50% and actual achievement of Company Performance Goals of 100.0%, weighted at 50%, the CIP was funded at 108.2% of the target level for our NEOs.
The annual cash bonus payments made to our NEOs for 2018 are set forth in the “2018 Summary Compensation Table” below.
Long-Term Equity Awards
Our long-term incentive compensation consists of equity awards in the form of stock options and RSUs. We grant these equity awards to ensure that our executive officers, including our NEOs, have a continuing stake in our long-term success. The Compensation Committee believes that these types of equity awards best meet our overall goals of alignment with long-term performance and stockholder value creation, and retention of our executive officers. The Compensation Committee also believes granting awards with multi-year vesting requirements and, with respect to options, a 10-year term creates a substantial retention incentive and encourages our executive officers to focus on our long-term business objectives and long-term stock price performance.
Individual grant awards are determined using various factors including competitive market data, current value of our common stock, overall available stock pool and the individual performance of each NEO. The Compensation Committee considers Dr. Guthart’s recommendations for other NEOs when approving equity awards. The Compensation Committee determines and presents its recommendation for Dr. Guthart to the Board of Directors for their approval.
The equity awards granted to our NEOs in 2018 are set forth in the “2018 Summary Compensation Table” and the “2018 Grants of Plan-Based Awards Table” below.
The Compensation Committee authorized the following equity awards in 2019, 2018, and 2017 for the NEOs:

	Shares of Company Common Stock Underlying RSUs Granted			Shares of Company Common Stock Subject to Options Granted
Named Executive Officer	2019 (1)	2018	2017	2019 (1)	2018	2017
Gary S. Guthart, Ph.D.	5,000	5,667	8,001	15,000	17,000	24,000
Salvatore J. Brogna	3,000	4,167	6,000	9,000	12,500	18,000
Myriam J. Curet, M.D.	2,333	4,000	3,999	7,000	12,000	12,000
Marshall L. Mohr	2,333	2,833	5,001	7,000	8,500	15,000
David J. Rosa	3,000	4,167	6,000	9,000	12,500	18,000

(1)
As described above, stock options are granted bi-annually in February and August. Although the number of options to be granted in August 2019 will be determined at a future date, we anticipate that a like number to the February 2019 award will be granted. We have included both the February 2019 grant and the estimated August 2019 grant in this table. Please refer to the section “Equity Award Grant Policies” for more information on the vesting terms of these awards. For 2019, 2018, and 2017, we targeted the stock option to RSU grant ratio at approximately 3:1 for our NEOs.

The equity awards granted to our NEOs in 2018 are set forth in the “2018 Summary Compensation Table” and the “2018 Grants of Plan-Based Awards Table” below.
Equity Award Grant Policies
The Compensation Committee reviews and approves annual equity award grants to our executive officers, including our NEOs. Stock options are granted to our executive officers, bi-annually on February 15 and August 15 of each year. RSUs are granted on February 15 of each year. The February stock option grants vest over a four-year period, while the August stock option grants vest over a 3.5-year period. The RSUs vest 25% annually over a four-year period.
We do not time the granting of stock options with any favorable or unfavorable news released by the Company. Initial stock option grants are consistently granted on the fifth business day of the month after employment begins. Proximity of any awards to an earnings announcement or other market events is coincidental.

Welfare and Other Employee Benefits
We have established a tax-qualified Section 401(k) retirement plan for all employees, including our NEOs, who satisfy certain eligibility requirements, including requirements relating to age and length of service. Beginning in 2015, we began matching contributions made to the plan by our eligible employees, including executive officers. We match 200% of employee contributions up to $1,500 per calendar year per person. All matching employer contributions are fully vested when made.
In addition, we provide all of our employees who work 30 hours or more per week, including our NEOs, a variety of health and welfare benefits. These benefits include medical, dental, and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance, and basic life insurance coverage.
Our employee benefits programs are intended to be affordable and competitive in relation to the market. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites to our executive officers, including our NEOs, except in limited situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes.
In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment, motivation, or retention purposes. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.
Post-Employment Compensation
In December 2008, our Board approved and adopted a change in control plan (the “Change in Control Plan”). Under the Change in Control Plan, all eligible employees of the Company who have been employed at least six months prior to the date of their separation from service, including our executive officers, are eligible to receive certain payments and benefits in the event of a termination of employment without cause or an involuntary separation from service within 12 months after a change in control of the Company.
We believe the Change in Control Plan is beneficial to our stockholders because it minimizes the uncertainty presented to our valuable workforce in the case of a change in control of the Company. In addition, we provide the Change in Control Plan to encourage our employees to work at a dynamic and rapidly growing business where their long-term compensation largely depends on future stock price appreciation. In the case of our executive officers, the Change in Control Plan is intended to mitigate a potential disincentive for them when they are evaluating a potential acquisition of the Company, particularly when the services of the executive officers may not be required by the acquiring entity. In such a situation, we believe that these protections are necessary to encourage retention of the executive officers through the conclusion of the transaction, and to ensure a smooth management transition. The payments and benefits provided under the Change in Control Plan have been designed to provide our eligible employees, including our executive officers, with consistent treatment that is competitive with current market practices.
A description of the terms and conditions of the Change in Control Plan, as well as information about the estimated payments and benefits that our NEOs would have been eligible to receive as of December 31, 2018, are set forth in “Potential Payments Upon Termination or Change in Control” below.

Other Compensation Policies
Stock Ownership Guidelines
We believe that stock ownership by our executive officers, including our NEOs, and the members of our Board is important to link the risks and rewards inherent in stock ownership of these individuals and our stockholders. In January 2015, our Board adopted executive officer stock ownership guidelines requiring each individual serving as an executive officer to maintain beneficial ownership of a minimum dollar amount of shares of our common stock. For the purposes of determining stock ownership levels, the following forms of equity interests are included: shares owned outright by, or held in trust for the benefit of, the executive officer or his or her spouse or children sharing the same household; shares held through a fund or other entity as to which the executive officer has control; shares of our common stock, stock units or other stock equivalents obtained through the exercise of stock options or vesting of equity awards; shares of common stock underlying vested stock options net of shares that would need to be withheld for the exercise price; and other stock or stock equivalent awards determined by the Compensation Committee.
These stock ownership guidelines are intended to create a clear standard that encourages these executive officers to remain invested in the performance of our stock price. Each executive officer has five years from the date he or she becomes subject to the stock ownership guidelines to achieve compliance with the guidelines. The current ownership levels specified by these guidelines require each NEO to maintain a minimum level of stock ownership equal to four times his or her annual base salary. All of our NEOs met the guidelines or were on track to comply with the guidelines in the relevant time frame as of the date of this proxy statement.
Compensation Recovery Policy
Currently, we have not implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our executive officers and other employees where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement.
Derivatives Trading, Hedging, and Pledging Policies
Our Insider Trading Policy provides that no employee, officer, or director may acquire, sell, or trade in any interest or position relating to the future price of Company securities, such as a put option, a call option or a short sale (including a short sale “against the box”), or engage in hedging transactions (including “cashless collars”). In addition, our Insider Trading Policy provides that no employee, officer, or director may pledge Company securities as collateral to secure loans. This prohibition means, among other things, that these individuals may not hold Company securities in a “margin” account, which would allow the individual to borrow against their holdings to buy securities.
Tax and Accounting Considerations
Deductibility of Compensation
Section 162(m) of the Internal Revenue Code (the “Code”) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for “covered employees.” As a result of the 2017 Tax Act, covered employees generally consist of our Chief Executive Officer, Chief Financial Officer, and each of the next three highest compensated officers for the taxable year without regard to whether such executive officers are serving at the end of the taxable year, and anyone who previously has been a covered employee for any taxable year beginning after December 31, 2016. In addition, as a result of the 2017 Tax Act, the “qualified performance-based compensation” exemption from this $1 million deduction limit was, with certain limited exceptions, eliminated.
The Compensation Committee believes that, in establishing the cash and equity incentive compensation plans and arrangements for our executive officers, the potential deductibility of the compensation payable under those plans and arrangements should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. For that reason, the Compensation Committee may deem it appropriate to provide one or more executive officer with the opportunity to earn incentive compensation, whether through cash incentive awards tied to our financial performance or equity incentive awards tied to the executive officer’s continued service, which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Code.
The Compensation Committee believes it is important to maintain cash and equity incentive compensation at the requisite level to attract and retain the individuals essential to our financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.

Nonqualified Deferred Compensation
The Compensation Committee takes into account whether components of the compensation for our executive officers will be adversely impacted by the penalty tax imposed by Section 409A of the Code, and aims to structure these components to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.
“Golden Parachute” Payments
Sections 280G and 4999 of the Code provide that certain executive officers and other service providers who are highly compensated or hold significant equity interests may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the company that exceeds certain prescribed limits, and that we, or a successor, may forfeit a deduction on the amounts subject to this additional tax. We did not provide any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G or 4999 during 2018 and we have not agreed and are not otherwise obligated to provide any executive officer, including any NEO with such a “gross-up” or other reimbursement.
Accounting for Share-Based Compensation
We follow ASC 718 for our share-based compensation awards. ASC 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and RSUs, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards. ASC 718 also requires companies to recognize the compensation cost of their share-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.
COMPENSATION RISK CONSIDERATIONS
The Compensation Committee considers, in establishing and reviewing our employee compensation programs, whether each of these programs encourages unnecessary or excessive risk taking. The Company, after reviewing and discussing the compensation programs with the Compensation and Audit Committees of our Board, believes that the programs are balanced and do not motivate or encourage unnecessary or excessive risk taking because of, in part, the following:

•	Base salaries are fixed in amount and thus do not encourage risk taking.

•
While annual performance-based awards focus on achievement of short-term goals, and short-term goals may encourage the taking of short-term risks at the expense of long-term results, the Company’s performance-based award programs represent a reasonable portion of employees’ target total direct compensation opportunities. Performance-based awards are based on various departmental and Company-wide metrics; funding for the awards is capped at the Company level and the distribution of the funds to executive officers and other employees is at the discretion of the Compensation Committee.

•
Long-term equity awards are important to help further align employees’ interests with those of our stockholders. The ultimate value of the awards is tied to the Company’s stock price and since awards are staggered and subject to long-term vesting schedules, they help ensure that our executive officers have significant value tied to our long-term stock price performance. As described above in the Compensation Discussion and Analysis, we have established procedures related to the timing and approval of equity awards.

Because of the above, we believe that our employee compensation programs appropriately balance risk and the desire to focus employees on specific short-term goals important to the Company’s success.

COMPENSATION OF NAMED EXECUTIVE OFFICERS
2018 Summary Compensation Table
The following Summary Compensation Table sets forth summary information concerning the compensation provided to our NEOs in the years ended December 31, 2018, 2017, and 2016, for services to our Company in all capacities, with the exception of Dr. Curet, whose total compensation is shown only for 2018 and 2017, the years in which she was a NEO.

Name and Principal Position	Year	Salary ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Total ($)
Gary S. Guthart, Ph.D. President and Chief Executive Officer	2018	766,613	2,371,980	2,474,658	809,827	6,423,078
	2017	744,188	1,911,546	1,570,974	833,512	5,060,220
	2016	707,788	2,408,220	626,635	834,593	4,577,236
Salvatore J. Brogna Executive Vice President and Chief Operating Officer	2018	558,021	1,744,140	1,819,601	454,230	4,575,992
	2017	513,334	1,433,480	1,178,230	450,000	3,575,044
	2016	482,500	1,739,270	452,569	425,801	3,100,140
Myriam J. Curet, M.D. Executive Vice President and Chief Medical Officer	2018	406,250	1,674,240	1,746,817	324,450	4,151,757
	2017	374,027	955,414	785,487	300,000	2,414,928
Marshall L. Mohr Executive Vice President and Chief Financial Officer	2018	505,635	1,185,780	1,237,329	400,155	3,328,899
	2017	480,938	1,194,806	981,859	385,360	3,042,963
	2016	466,250	1,337,900	348,130	380,385	2,532,665
David J. Rosa Executive Vice President and Chief Business Officer	2018	547,510	1,744,140	1,819,601	432,600	4,543,851
	2017	531,563	1,433,480	1,178,230	450,000	3,593,273
	2016	510,417	1,739,270	452,569	417,297	3,119,553

(1)	The amounts reported in this column include payments in respect of accrued paid-time off made in addition to salary earned. The amount reported for Dr. Curet reflects her 80% part-time basis.

(2)
The amounts reported in these columns represent the grant date fair values of the stock options granted to the NEOs and the RSUs granted to the NEOs in the fiscal year, determined in accordance with ASC 718. The grant date fair value for RSUs is measured based on the closing fair market value of the Company’s common stock on the date of grant. See Note 9 of the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K filed on February 4, 2019, for a discussion of all assumptions made by us in determining the grant date fair value of these equity awards.

(3)
Represents the annual bonus earned in the designated fiscal year under the CIP paid in February of the following year. See the “Compensation Discussion and Analysis” section above for a more detailed discussion.

2018 Grants of Plan-Based Awards
The following table summarizes information about the non-equity incentive awards and equity-based awards granted to our NEOs in 2018:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: # of Shares of Stock or Units (2)	All Other Option Awards: # of Securities Underlying Options (2)	Exercise or Base Price of Options or Awards ($/Share)	Grant Date Fair Value of Options and Awards ($) (3)
		Threshold ($)	Target ($)	Maximum ($)
Gary S. Guthart, Ph.D.	2/15/2018				5,667			2,371,980
	2/15/2018					8,500	418.56	1,113,749
	8/15/2018					8,500	522.77	1,360,909
	Cash Incentive		780,000	975,000
Salvatore J. Brogna	2/15/2018				4,167			1,744,140
	2/15/2018					6,250	418.56	818,933
	8/15/2018					6,250	522.77	1,000,668
	Cash Incentive		398,475	498,094
Myriam J. Curet, M.D.	2/15/2018				4,000			1,674,240
	2/15/2018					6,000	418.56	786,176
	8/15/2018					6,000	522.77	960,641
	Cash Incentive		290,500	363,125
Marshall L. Mohr	2/15/2018				2,833			1,185,780
	2/15/2018					4,250	418.56	556,875
	8/15/2018					4,250	522.77	680,454
	Cash Incentive		367,500	459,375
David J. Rosa	2/15/2018				4,147			1,744,140
	2/15/2018					6,250	418.56	818,933
	8/15/2018					6,250	522.77	1,000,668
	Cash Incentive		389,881	487,351

(1)
For 2018, Dr. Guthart had a bonus target of 100% of base salary and Messrs. Brogna, Rosa, and Mohr as well as Dr. Curet had a bonus target of 70% of base salary. At its discretion, the Compensation Committee has the authority to pay any NEO in excess of or below his or her targeted bonus amount. The goals for 2018 were approved by the Compensation Committee in January 2018. The payout amounts for each NEO were reviewed and approved by the Compensation Committee and the Board in January 2019 upon reviewing results for 2018. The maximum bonus or performance payout is calculated at 125% of the target. See “Compensation Discussion and Analysis” section above for detailed discussion of the CIP.

(2)
The options were granted under our Amended and Restated 2010 Incentive Award Plan. The February 15 option grants vest 6/48 at the end of six months and 1/48 per month thereafter through a four-year period, subject to continued employment through the applicable vesting date. The August 15 option grants vest 7/48 at the end of one month and 1/48 per month thereafter through a 3.5-year period, subject to continued employment through the applicable vesting date. The February 15 RSU grants vest 1/4 increments annually over a four-year period, subject to continued employment through the applicable vesting date.

(3)
The amounts shown represent the fair value per share as of the grant date of such award determined pursuant to stock compensation accounting, multiplied by the number of shares. See Note 9 of the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K filed on February 4, 2019, for a discussion of all assumptions made by us in determining the value of the equity awards.

Outstanding Equity Awards as of December 31, 2018
The following table summarizes the outstanding stock options and RSUs that were held by our NEOs as of December 31, 2018:

	Option Awards					Stock Awards
Name	Grant Date	# of Securities Underlying Unexercised Options (# Exercisable)	# of Securities Underlying Unexercised Options (# Unexercisable) (*)	Option Exercise Price ($/share)	Option Expiration Date	Shares or units of stock that have not vested (#) (1)	Market value of shares or units of stock that have not vested ($) (2)
Gary S. Guthart, Ph.D.	2/16/2010	71,666	—	111.43	2/16/2020
	2/15/2011	95,625	—	113.73	2/15/2021
	2/15/2012	42,000	—	168.41	2/15/2022
	8/15/2012	42,000	—	172.44	8/15/2022
	2/15/2013	22,500	—	189.74	2/15/2023
	8/15/2013	22,500	—	127.91	8/15/2023
	2/18/2014	11,250	—	148.03	2/18/2024
	8/15/2014	11,250	—	153.05	8/15/2024
	2/17/2015	8,049	351	171.33	2/17/2025	2,599	1,244,713
	8/17/2015	8,051	349	177.68	8/17/2025
	2/16/2016	1,863	768	178.39	2/16/2026	6,750	3,232,710
	2/15/2017	5,499	6,501	238.91	2/15/2027	6,000	2,873,520
	8/15/2017	5,501	6,499	328.46	8/15/2027
	2/15/2018	1,770	6,730	418.56	2/15/2028	5,667	2,714,040
	8/15/2018	1,771	6,729	522.77	8/15/2028
Salvatore J. Brogna	2/17/2015	153	306	171.33	2/17/2025	2,274	1,089,064
	8/17/2015	153	305	177.68	8/17/2025
	2/16/2016	102	1,422	178.39	2/16/2026	4,874	2,334,256
	8/15/2016	102	1,422	231.00	8/15/2026
	2/15/2017	188	4,873	238.91	2/15/2027	4,500	2,155,140
	8/15/2017	750	4,874	328.46	8/15/2027
	2/15/2018	1,302	4,948	418.56	2/15/2028	4,167	1,995,660
	8/15/2018	1,303	4,947	522.77	8/15/2028
Myriam J. Curet, M.D.	2/15/2013	8,650	—	189.74	2/15/2023
	2/17/2015	438	175	171.33	2/17/2025	1,299	622,117
	8/17/2015	437	174	177.68	8/17/2025
	2/16/2016	312	875	178.39	2/16/2026	3,000	1,436,760
	8/15/2016	2,125	875	231.00	8/15/2026
	2/15/2017	2,751	3,249	238.91	2/15/2027	2,999	1,436,281
	8/15/2017	2,751	3,249	328.46	8/15/2027
	2/15/2018	1,250	4,750	418.56	2/15/2028	4,000	1,915,680
	8/15/2018	1,251	4,749	522.77	8/15/2028
Marshall L. Mohr	2/15/2011	40,500	—	113.73	2/15/2021
	2/15/2012	21,000	—	168.41	2/15/2022
	8/15/2012	21,000	—	172.44	8/15/2022
	2/15/2013	18,000	—	189.74	2/15/2023
	8/15/2013	18,000	—	127.91	8/15/2023
	2/18/2014	9,375	—	148.03	2/18/2024
	8/15/2014	9,375	—	153.05	8/15/2024
	2/17/2015	6,541	284	171.33	2/17/2025	2,112	1,011,479

	8/17/2015	6,540	285	177.68	8/17/2025
	2/16/2016	2,656	1,094	178.39	2/16/2026	3,750	1,795,950
	8/15/2016	2,657	1,093	231.00	8/15/2026
	2/15/2017	3,437	4,063	238.91	2/15/2027	3,750	1,795,950
	8/15/2017	3,438	4,062	328.46	8/15/2027
	2/15/2018	885	3,365	418.56	2/15/2028	2,833	1,356,780
	8/15/2018	886	3,364	522.77	8/15/2028
David J. Rosa	2/15/2011	48,000	—	113.73	2/15/2021
	2/15/2012	21,000	—	168.41	2/15/2022
	8/15/2012	21,000	—	172.44	8/15/2022
	2/15/2013	18,000	—	189.74	2/15/2023
	8/15/2013	36,000	—	127.91	8/15/2023
	2/18/2014	9,375	—	148.03	2/18/2024
	8/7/2014	13,500	—	147.27	8/7/2024
	8/15/2014	9,375	—	153.05	8/15/2024
	2/17/2015	7,044	306	171.33	2/17/2025	2,274	1,089,064
	8/17/2015	7,045	305	177.68	8/17/2025
	2/16/2016	3,453	1,422	178.39	2/16/2026	4,874	2,334,256
	8/15/2016	3,453	1,422	231.00	8/15/2026
	2/15/2017	4,127	4,873	238.91	2/15/2027	4,500	2,155,140
	8/15/2017	4,126	4,874	328.46	8/15/2027
	2/15/2018	1,302	4,948	418.56	2/15/2028	4,167	1,995,660
	8/15/2018	1,303	4,947	522.77	8/15/2028

(*)
All of the listed options, except the August 2015, 2016, 2017, 2018 and August 15, 2014, grants, vest 6/48 of the underlying option shares upon completion of six months of service following the date of grant and 1/48 per month thereafter, contingent upon continued employment. The August 2015, 2016, 2017, 2018, and August 15, 2014, options vest 7/48 of the underlying option shares upon completion of one month of service following the date of the grant and 1/48 per month thereafter, contingent upon continued employment. All of these options have a ten-year term.

(1)	All of the listed RSUs vest in 1/4 increments annually over a four-year period from the date of grant, subject to continued employment through the applicable vesting date.

(2)
The dollar amounts shown are determined by multiplying the number of unvested units by $478.92 (the closing price of the Company’s common stock on December 31, 2018, the last trading day of the Company’s fiscal year).

Option Exercises and Stock Vested During Fiscal 2018
The following table summarizes the stock options exercised and vesting of RSUs during the year ended December 31, 2018, and the value realized upon exercise of stock options and vesting of stock awards by our NEOs:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($) (2)
Gary S. Guthart, Ph.D.	220,834	93,539,546	9,851	4,128,847
Salvatore J. Brogna	11,221	3,042,302	7,771	3,258,611
Myriam J. Curet, M.D.	10,415	3,186,221	5,047	2,116,753
Marshall L. Mohr	30,750	11,161,763	6,798	2,852,284
David J. Rosa	106,500	43,663,962	8,896	3,841,249

(1)	The value realized equals the excess of the fair market value of our common stock at exercise over the option exercise price, multiplied by the number of shares for which the option was exercised.

(2)	The dollar amounts shown above for stock awards are determined by multiplying the number of shares that vested by the per-share closing price of the Company’s common stock on the vesting date.

Potential Payments Upon Termination or Change in Control
The following table shows potential payments to the NEOs upon a change in control of the Company and subsequent involuntary separation from service within 12 months after the change in control, in accordance with the Change in Control Plan. Under this plan, all eligible employees of the Company who have been employed at least six months prior to the separation from service date, including executive officers, are entitled to the following severance payments and benefits in the event of a termination of employment without cause or an involuntary separation from service within 12 months after a change in control of the Company:

•
a lump sum cash payment in the amount equal to the sum of six months of such eligible employee’s base compensation (defined in the Change in Control Plan as base salary and target bonus) plus an additional one month of base compensation for every year of such eligible employee’s service with the Company, such severance not to exceed 12 months;

•	six months of COBRA premiums, provided that such eligible employee elects continued coverage under COBRA; and

•	100% vesting of all outstanding unvested equity awards that the eligible employee then holds.
The amounts shown assume that a qualifying termination of employment was effective December 31, 2018, the last business day of the year, under the Change in Control Plan and are estimates of the amounts that would be paid to the NEOs upon such a termination of employment. The terms and conditions of the Change in Control Plan (including the definitions of the key plan terms) are set forth in the plan document.

Name	Base Compensation and Target Bonus ($) (1)	COBRA Premiums ($)	Total Value of Equity Acceleration ($) (2)	Total Potential Payment ($)
Gary S. Guthart, Ph.D.	1,755,000	13,929	13,453,254	15,222,183
Salvatore J. Brogna	1,067,344	9,657	10,741,596	11,818,597
Myriam J. Curet, M.D.	778,125	4,512	7,552,328	8,334,965
Marshall L. Mohr	984,735	9,657	8,522,571	9,516,963
David J. Rosa	1,044,324	13,929	10,741,596	11,799,849

(1)
Amounts shown are the maximum potential payment the executive officer would have received as of December 31, 2018. Amounts of parachute payment cut-back as described below, if any, would be calculated upon actual termination of employment. The amount shown for Dr. Curet reflects her 80% part-time employment as of December 31, 2018.

(2)
Amounts shown assume that all stock options would be exercised immediately upon termination of employment. Stock option values represent the excess of the market value of the option shares for which vesting is accelerated over the exercise price for those option shares, using $478.92 per share for the market value, which is the closing market price of a share of our common stock on December 31, 2018, the last trading day of our 2018 fiscal year. The dollar amounts of RSUs are determined by multiplying the number of shares subject to the RSUs for which vesting is accelerated by $478.92.

For purposes of the Change in Control Plan, an involuntary separation from service of a NEO generally means, (i) without the executive’s express written consent, the assignment to the executive of any duties or the significant reduction of the executive’s duties, authority or responsibilities, which is inconsistent with the executive’s duties, authority or responsibilities in effect immediately prior to such assignment, or the removal of the executive from such duties, authority or responsibilities; (ii) a reduction by the Company in the base compensation of the executive as in effect immediately prior to such reduction; (iii) a material reduction by the Company in the kind or level of employee benefits to which the executive is entitled immediately prior to such reduction with the result that the executive’s overall benefits package is significantly reduced; (iv) the relocation of the executive to a facility or a location more than 25 miles from the executive’s then present location, without the executive’s express written consent; (v) any purported termination of the executive by the Company which is not effected for disability or for cause, or any purported termination for which the grounds relied upon are not valid; (vi) the failure of the Company to obtain the assumption of the agreement by any successors contemplated in the Change in Control Plan; or (vii) any act or set of facts or circumstances which would, under California case law or statute constitute a constructive termination of the executive. In order for an executive to terminate employment in an involuntary separation from service, he or she must provide notice to the Company of the existence of a condition listed above, within 30 days of the initial existence of the condition, and the Company shall have 30 days following receipt of such notice to remedy such condition and not make any payments hereunder in connection with such termination of employment.
The payments and benefits pursuant to the Change in Control Plan are subject to a NEO’s timely execution and non-revocation of a release of claims. Further, the Change in Control Plan specifically include a so-called parachute payment “best pay” provision, where payments and benefits will either be made to the executive in full or as to such lesser amount as which would result in no portion of the payments and benefits being subject to an excise tax under Section 280G of the Internal Revenue Code, whichever of the foregoing amounts is greater on an after-tax basis.
Pay Ratio

Annual total compensation of the CEO for 2018	$6,423,078
Annual total compensation of the median employee for 2018	$163,552
Ratio of annual total compensation of the CEO to the annual total compensation of the median employee for 2018	39.3:1
The Company believes that there have been no significant changes to its employee population or employee compensation arrangements during 2018. The median employee for 2018 is the same as 2017. In determining the median employee, the Company chose December 31, 2017 as the date for establishing the employee population used in identifying the median employee and used fiscal 2017 as the measurement period. The Company identified the median employee using a consistently applied compensation measure that consists of annual base salary or wages, target annual performance-based cash bonuses, target commissions, and long-term equity awards based on their grant date fair values. Permanent employees who joined in 2017 and permanent employees who were on leave during 2017 were assumed to have worked for the entire year. All U.S. and non-U.S. employees employed as of December 31, 2017, were captured. No cost-of-living adjustments were made.
The annual total compensation of the CEO and the annual total compensation of the median employee were calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Board has determined that the following directors are “independent” under current Nasdaq rules: Craig H. Barratt, Ph.D., Michael A. Friedman, M.D., Amal M. Johnson, Don R. Kania, Ph.D., Keith R. Leonard, Jr., Alan J. Levy, Ph.D., Jami Dover Nachtsheim, Mark J. Rubash, and Lonnie M. Smith.
The Company has adopted a written policy for approval of transactions between the Company and its related parties, such as directors, director nominees, executive officers, greater than five percent beneficial owners, and each of their respective immediate family members, as well as any firm, corporation or other entity in which such persons are employed, serve as general partner, principal or similar position or in which such persons own a five percent or greater beneficial ownership interest, where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single calendar year. The policy provides that the Audit Committee review transactions subject to the policy and determine whether or not to approve or ratify those transactions. In doing so, they take into account:

•	Whether the terms of the transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a related party.

•	Whether there are business reasons for the Company to enter into the related party transaction.

•	Whether the transaction would impair the independence of an outside director.

•	Whether the transaction would present an improper conflict of interest for any director or executive officer of the Company.

•	Any other factors deemed appropriate.
No member of the Audit Committee may participate in the approval of a related party transaction for which he or she is a related party.
In addition, each of the following types of related party transactions are deemed to be approved under the policy:

•
Compensation to an executive officer or director of the Company required to be disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K; or compensation to an executive officer who is not an immediate family member of a related party, provided that such compensation would have been reported pursuant to Item 402 of Regulation S-K as compensation earned for services to the Company if the executive was a “named executive officer”, and such compensation has been approved, or recommended to the Board for approval, by the Compensation Committee of the Board.

•	The following transactions that are in the Company’s ordinary course of business and where the financial interest of the related party arises only in the following indirect manners:

a)	from the related party’s position as a director of another corporation or organization that is a party to the transaction;

b)
from the direct or indirect ownership by the related party (or parties, in the aggregate) of less than a 10% equity interest in another person (other than a partnership) which is a party to the transaction; or

c)
from the related party’s position as a limited partner in a partnership in which the related party (or parties, in the aggregate) has or have an interest of less than 10%, and the related party is not a general partner of and does not have another position in the partnership.

•
Transactions that are in the Company’s ordinary course of business and where the interest of the related party arises solely from the ownership of a class of equity securities in the Company and all holders of such class of equity securities of the Company will receive the same benefit on a pro rata basis.

A summary of all material related party transactions, if any, is provided to the Audit Committee for its review at each regularly scheduled Audit Committee meeting. If advance approval of a related party transaction is not feasible, then the transaction may be preliminarily entered into by management upon prior approval by the Chair of the Audit Committee and will be subject to ratification by the Audit Committee at the next regularly scheduled meeting.
On August 8, 2017, in connection with the proposed settlement (the “Settlement”) of purported stockholders’ derivative lawsuits entitled Public School Teachers’ Pension and Retirement Fund of Chicago, In re Intuitive Surgical, Inc. Shareholder Derivative Litigation and City of Plantation Police Officers’ Employees’ Retirement System and the other similar stockholder derivative lawsuits (collectively, the “Derivative Litigation”), the Board agreed to pay $15.0 million to the Company, comprised of a cash payment of $5.0 million, which was partly covered by existing insurance, and the return to the Company of Intuitive stock options such that the number of shares subject to the options returned multiplied by the market price of the underlying shares as of the close of trading on September 15, 2016 (the date the Settling Parties executed the Memorandum of Understanding relating to the Settlement) equaled $10.0 million. Adjusted to reflect the three-for-one stock split the Company effected in October 2017, the price of a share of Intuitive stock as of the close of trading on September 15, 2016, was $228.06, and the aggregate number of shares subject to the options cancelled was 43,848. Based on the price per share of the Company’s common stock on February 1, 2018, the date when the options were cancelled, the difference between the fair market value of the shares of common stock underlying the cancelled options and the exercise price of such options was $11.0 million. The Settlement provided for a dismissal with prejudice and release of all claims brought in the Derivative Litigation, and also included terms that required the Company to reimburse the plaintiffs’ attorneys’ fees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The information in the following table sets forth the ownership of our common stock, as of December 31, 2018, by: (i) any person who is known by us to be the beneficial owner of more than five percent of our common stock; (ii) each of our NEOs named in the Compensation Discussion and Analysis section; (iii) each of our directors; and (iv) all executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. For the purposes of calculating the percent ownership, as of December 31, 2018, approximately 115,364,827 shares were issued and outstanding, including any individual who beneficially owns shares represented by options exercisable or RSU shares vested within 60 days after December 31, 2018, these shares are treated as if outstanding for that person, but not for any other person. Unless otherwise noted below, the address for each beneficial owner listed is c/o Intuitive Surgical, Inc., 1020 Kifer Rd., Sunnyvale, California 94806.
The following table indicates those owners and their total number of beneficially owned shares, including shares subject to options exercisable or RSU shares vested within 60 days after December 31, 2018; however, unless otherwise indicated, these shares do not include any options or RSUs awarded after December 31, 2018:

	Beneficial Ownership
Beneficial Owner	Number of Shares		Percent of Total
T. Rowe Price Associates, Inc.	10,390,506	(1)	9.1%
The Vanguard Group	8,530,948	(2)	7.5%
BlackRock, Inc.	8,327,815	(3)	7.3%
FMR LLC	6,528,878	(4)	5.7%
Gary S. Guthart, Ph.D.	701,824	(5)	0.6%
Lonnie M. Smith	647,779	(6)	0.6%
David J. Rosa	225,997	(7)	*
Marshall L. Mohr	182,382	(8)	*
Amal M. Johnson	37,946	(9)	*
Myriam J. Curet, M.D.	28,263	(10)	*
Alan J. Levy, Ph.D.	26,721	(11)	*
Craig H. Barratt, Ph.D.	21,258	(12)	*
Salvatore J. Brogna	15,080	(13)	*
Mark J. Rubash	9,288	(14)	*
Michael A. Friedman, M.D.	4,419	(15)	*
Keith R. Leonard, Jr.	2,058	(16)	*
Jami Dover Nachtsheim	2,058	(17)	*
Don R. Kania, Ph.D.	—		*
All executive officers and directors as a group (16 persons)	1,927,405	(18)	1.7%

(*)	Represents less than 0.5% of the issued and outstanding shares.

(1)
Based on information provided by T. Rowe Price Associates, Inc. (“T. Rowe Price”), 100 East Pratt Street, Baltimore, MD 21202, in a Schedule 13G/A filed with the SEC on February 14, 2019, reporting beneficial ownership of Intuitive Surgical’s stock as of December 31, 2018. According to such Schedule 13G/A, T. Rowe Price has sole power to vote or direct the vote with respect to 3,727,175 shares and sole power to dispose or direct the disposition with respect to 10,390,506 shares.

(2)
Based on information provided by The Vanguard Group (“Vanguard”), 100 Vanguard Blvd, Malvern, PA 19355, in a Schedule 13G/A filed with the SEC on February 13, 2019, reporting beneficial ownership of Intuitive Surgical’s stock as of December 31, 2018. According to such Schedule 13G/A, Vanguard has sole power to vote or direct the vote with respect to 140,106, shared voting power for 26,047 shares, sole dispositive power for 8,371,019 shares, and shared dispositive power for 159,929 shares.

(3)
Based on information provided by BlackRock, Inc., (“BlackRock”), 55 East 52nd Street, New York, NY 10055, in a Schedule 13G/A filed with the SEC on February 4, 2019, reporting beneficial ownership of Intuitive Surgical’s stock as of December 31, 2018. According to such Schedule 13G/A, BlackRock has sole power to vote or direct the vote with respect to 7,318,809 shares and sole power to dispose or direct the disposition with respect to 8,327,815 shares.

(4)
Based on information provided by FMR LLC. (“FMR”), 245 Summer Street, Boston, MA 02210, in a Schedule 13G/A filed with the SEC on February 13, 2019, reporting beneficial ownership of Intuitive Surgical’s stock as of December 31, 2018. According to such Schedule 13G/A, FMR has sole power to vote or direct the vote with respect to 1,091,689 shares and sole power to dispose or direct the disposition with respect to 6,528,878 shares.

(5)	Includes 338,619 shares directly owned, 353,814 shares issuable pursuant to options exercisable within 60 days of December 31, 2018, and 9,391 RSU shares vesting within 60 days of December 31, 2018.

(6)
Includes 51,003 shares held directly by Lonnie Smith, 298,172 shares held by Lonnie & Cheryl Smith Community Property, 27,462 shares held by the Lonnie M. Smith Heartflow III GRAT, 123,000 shares held by McKram Investors on behalf of Lonnie & Cheryl Smith, 16,775 shares held in a Charitable Remainder Unitrust, 1,500 shares held in the Lonnie & Cheryl Smith Education Trust, 6,489 shares held in the Lonnie M. Smith Poly-Wood GRAT, 31,557 shares held by Lonnie M. Smith Equalization GRAT 11, 30,000 shares held by Lonnie M. Smith Equalization GRAT 12, 30,000 shares held by Lonnie M. Smith GRAT 13, 30,000 shares held by Lonnie M. Smith GRAT 14, and 1,821 shares issuable pursuant to options exercisable within 60 days of December 31, 2018.

(7)	Includes 8,354 shares directly owned, 210,390 shares issuable pursuant to options exercisable within 60 days of December 31, 2018, and 7,253 RSU shares vesting within 60 days of December 31, 2018.

(8)
Includes 9,559 shares directly owned, 726 shares owned by Mr. Mohr’s son, 166,151 shares issuable pursuant to options exercisable within 60 days of December 31, 2018, and 5,946 RSU shares vesting within 60 days of December 31, 2018.

(9)	Includes 8,874 shares directly owned and 29,072 shares issuable pursuant to options exercisable within 60 days of December 31, 2018.

(10)	Includes 1,900 shares directly owned, 21,564 shares issuable pursuant to options exercisable within 60 days of December 31, 2018, and 4,799 RSU shares vesting within 60 days of December 31, 2018.

(11)	Includes 7,245 shares directly owned and 19,476 shares issuable pursuant to options exercisable within 60 days of December 31, 2018.

(12)
Includes 6,936 shares held by the Barratt-Oakley Trust dated November 29, 2004, of which Dr. Barratt is a trustee and has voting and investment authority over the shares held by the trust, and 14,322 shares issuable pursuant to options exercisable within 60 days of December 31, 2018.

(13)	Includes 1,487 shares directly owned, 6,340 shares issuable pursuant to options exercisable within 60 days of December 31, 2018, and 7,253 RSU shares vesting within 60 days of December 31, 2018.

(14)	Includes 3,966 shares directly owned and 5,322 shares issuable pursuant to options exercisable within 60 days of December 31, 2018.

(15)	Includes 4,419 shares directly owned.

(16)	Includes 513 shares directly owned and 1,545 shares issuable pursuant to options exercisable within 60 days of December 31, 2018.

(17)	Includes 513 shares directly owned and 1,545 shares issuable pursuant to options exercisable within 60 days of December 31, 2018.

(18)	Includes 846,187 shares issuable pursuant to options exercisable within 60 days of December 31, 2018 and 38,841 RSU shares vesting within 60 days of December 31, 2018.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the SEC. Executive officers, directors and greater-than-10% beneficial owners are required to furnish us with copies of all of these forms which they file.
Based solely on our review of these reports or written representations from certain reporting persons, we believe that during 2018, all filing requirements applicable to our officers, directors, greater-than-10% beneficial owners and other persons subject to Section 16(a) of the Exchange Act were met.
Code of Business Conduct & Ethics
We have adopted a code of ethics that applies to all employees, including our executive officers. The full text of our code of ethics is posted on our website at www.intuitive.com. We intend to disclose future amendments to our code of business conduct and ethics, or certain waivers of such provisions, at the same location on our website identified above.

Equity Compensation Plan Information
The following table contains information as of December 31, 2018, for two categories of equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, awards, and rights (a)	Weighted-average exercise price of outstanding options and awards (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	5,398,420	$203.84	5,670,804
Equity compensation plans not approved by security holders (1)	765,282	$179.28	102,228
Total	6,163,702	$200.79	5,773,032

(1)
Represents options under the Amended and Restated 2009 Employment Commencement Incentive Plan, adopted by the Board in October 2009 and first used in fiscal 2010. Options are granted at an exercise price not less than the fair market value of the stock on the date of grant and have a term not to exceed ten years.

(2)
The weighted average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect the shares that will be issued upon the vesting of outstanding awards of RSUs, which have no exercise price.

Material Features of the Amended and Restated 2009 Employment Commencement Incentive Plan
In October 2009, the Board adopted our Amended and Restated 2009 Employment Commencement Incentive Plan, or the 2009 Plan, pursuant to Rule 5653(c)(4) of the Nasdaq Global Market, which was subsequently amended by the Board in February 2011, July 2011, February 2012, July 2012, January 2013, May 2013, December 2013, and April 2015.
Awards granted under the 2009 Plan are intended to constitute “employment inducement awards” under Nasdaq Listing Rule 5635(c)(4) and therefore, the 2009 Plan is intended to be exempt from the Nasdaq Listing Rules regarding stockholder approval of stock option and stock purchase plans. A total of 4,365,000 shares of our common stock are reserved for issuance under the 2009 Plan. The 2009 Plan provides for the grant of non-qualified stock options, restricted stock units, restricted stock awards, dividend equivalents, or stock appreciation rights. These awards may be granted to individuals who are then new employees, or are commencing employment with us or one of our subsidiaries following a bona fide period of non-employment with us, and for whom such awards are granted as a material inducement to commencing employment with us or one of our subsidiaries.
The 2009 Plan is administered by the Compensation Committee or another committee of the Board. The plan administrator has broad discretion to take action under the 2009 Plan, as well as make adjustments to the terms and conditions of existing and future awards, in the event of certain transactions and events affecting our common stock, including a change in control, stock dividends, stock splits, mergers, acquisitions, consolidations, and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the 2009 Plan and outstanding awards.
The Board may amend, suspend, or terminate the 2009 Plan at any time, provided that no such action may impair any rights under any outstanding awards without the consent of the participant.

PRINCIPAL ACCOUNTANT FEES AND SERVICES
The Audit Committee of the Board has appointed PwC, an independent registered public accounting firm, to audit the Company’s consolidated financial statements and the internal control over financial reporting for the year ending December 31, 2019. The Company is submitting its selection of PwC for ratification by the stockholders at the Annual Meeting. A representative of PwC is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.
The following table sets forth the fees for services rendered by our auditors, PwC, for the years ended December 31, 2018, and 2017, respectively. All of the services described in the following fee table were approved by the Audit Committee.

	2018	2017
Audit Fees	$2,628,885	$3,116,950
Audit-Related Fees	575,578	196,000
Tax Fees	324,700	237,280
All Other Fees	6,601	1,800
Total	$3,535,764	$3,552,030
Audit Fees. This category includes the audit of our annual financial statements, the audit of our internal control over financial reporting, review of financial statements included in our Form 10-Q quarterly reports, and services that are normally provided by the independent registered public accounting firm in connection with statutory audit and regulatory filings, for those fiscal years. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.
Audit-Related Fees. This category consists principally of due diligence services in 2018 and 2017.
Tax Fees. This category consists of services for tax compliance, tax advice, and tax planning.
All Other Fees. This category consists of all other services that are not reported above. The services for the fees disclosed include non-audit related services and annual subscription for accounting literature.
Pre-Approval Policies and Procedures
All audit services, audit-related services, tax services, and other services were pre-approved by our Audit Committee, which concluded that the provision of such services was compatible with the maintenance of PwC’s independence in the conduct of its auditing functions. The Audit Committee’s pre-approval policy provides for the pre-approval of audit, audit-related, tax, and other services specifically described by the committee on an annual basis, and unless a type of service is pre-approved under the policy, it will require separate pre-approval by the committee if it is to be provided by the independent registered public accounting firm. The policy authorizes the committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

AUDIT COMMITTEE REPORT
The following audit committee report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not otherwise be deemed filed under these acts, except to the extent we specifically incorporate by reference into such filings.
Our Audit Committee is composed of “independent” directors, as determined in accordance with the Nasdaq Stock Market’s Rules and Rule 10A-3 of the Exchange Act. The Audit Committee has certain duties and powers as described in its written charter adopted by the Board of Directors (the “Board”). A copy of the charter can be found on the Company’s website at www.intuitive.com.
As described more fully in its charter, the purpose of the Audit Committee is to assist the Board with its oversight responsibilities regarding the integrity of our Company’s financial statements, our compliance with legal and regulatory requirements, assessing the independent registered public accounting firm’s qualifications and independence, and the performance of the persons performing the internal audit duties for our Company and the independent registered public accounting firm. The Company has a full-time Internal Audit department that reports to the Audit Committee. The Internal Audit department is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of the Company’s internal controls related to, for example, the reliability and integrity of the Company’s financial reporting process and the safeguarding of the Company’s assets. Management is responsible for preparation, presentation, and integrity of our financial statements as well as our financial reporting process, accounting policies, internal audit function, internal accounting controls, and disclosure controls and procedures. PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The following is the Audit Committee’s report submitted to the Board for 2018.
The Audit Committee has:

•	Reviewed and discussed our audited financial statements with management and PwC, the independent auditors.

•	Discussed with PwC the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees.

•
Received from PwC, the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and discussed with the auditors their independence.

In addition, the Audit Committee has met separately with management and with PwC.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the Securities and Exchange Commission.
Members of the Audit Committee

Mark J. Rubash (Chair)	Don R. Kania, Ph.D.	Keith R. Leonard, Jr.

OVERVIEW OF PROPOSALS
This Proxy Statement contains FIVE proposals requiring stockholder action. Proposal No. 1 requests the election of nine directors to the Board. Proposal No. 2 requests an advisory approval of the compensation of our NEOs. Proposal No. 3 requests the ratification of the appointment of the independent registered public accounting firm. Proposal No. 4 requests the approval of the amendment and restatement of the 2010 Incentive Award Plan. We expect Proposal No. 5 to be presented by a stockholder at the Annual Meeting. Each of the proposals is discussed in more detail in the pages that follow.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
The Board of Directors (the “Board”) has ten authorized seats. Immediately prior to the 2019 Annual Meeting of Stockholders (the “Annual Meeting”), the authorized size of the Board will be reduced to nine.
Craig H. Barratt, Ph.D., Gary S. Guthart, Ph.D., Amal M. Johnson, Don R. Kania, Ph.D., Keith R. Leonard, Jr., Alan J. Levy, Ph.D., Jami Dover Nachtsheim, Mark J. Rubash, and Lonnie M. Smith have been nominated by the Board for election at the Annual Meeting to serve a one-year term expiring at the 2020 Annual Meeting of Stockholders or until a successor has been duly elected and qualified. Please refer to “Directors and Corporate Governance” section above for the nominees’ biographies.
The Company’s Bylaws provide for a majority voting standard in uncontested elections of directors. As such, in an election where the number of nominees for director does not exceed the number of directors to be elected, a nominee for director will be elected to the Board if the number of shares voted for the nominee exceeds the number of shares voted against the nominee. The majority voting standard would not apply, however, if the number of nominees for director exceeds the number of directors to be elected. In that case, the nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting would be elected.
The majority voting standard will apply to the election taking place at the Annual Meeting. Consequently, in order to be elected, a nominee must receive more “for” votes than “against” votes. Proxies may not be voted for more than the nine nominees, and stockholders may not cumulate votes in the election of directors. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee, if any, who may be designated by the Board to fill the vacancy.
Shares represented by the accompanying proxy will be voted for the election of the nominees recommended by the Board unless the proxy is marked in such a manner so as to withhold authority to vote. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and the Board has no reason to believe that any nominee will be unable to serve.
Vote Required
A majority of the votes cast is required to elect each of the director nominees. This means that to be elected a nominee must receive more “for” votes than “against” votes.
Recommendation of the Board

The Board recommends that stockholders vote FOR the election of Craig H. Barratt, Ph.D., Gary S. Guthart, Ph.D., Amal M. Johnson, Don R. Kania, Ph.D., Keith R. Leonard, Jr., Alan J. Levy, Ph.D., Jami Dover Nachtsheim, Mark J. Rubash, and Lonnie M. Smith.

PROPOSAL NO. 2
ADVISORY APPROVAL OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS
The primary objective of our executive compensation program is to attract and retain a passionate team of executives who will provide leadership to make surgery more effective, less invasive, and easier on surgeons, patients, and their families. The Company accomplishes this goal in a manner consistent with its strategy, competitive practice, sound corporate governance principles, and stockholder interests and concerns. The Company believes the compensation program for the Named Executive Officers (“NEOs”) is strongly aligned with the long-term interests of its stockholders and was instrumental in helping the Company achieve its financial performance in 2018.
At the Company’s 2018 Annual Meeting of Stockholders, our stockholders approved the compensation of our NEOs, with over 95% of the votes cast voted in favor of the proposal. The Compensation Committee continues to apply the same principles and philosophy it has used in previous years in determining executive compensation. It will continue to consider stockholder concerns and feedback in the future. The Compensation Committee is continuously working to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation and will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the NEOs. See the “Compensation Discussion and Analysis” (“CD&A”) section above for a more detailed discussion.
Stockholders are urged to read the Executive Compensation section of this Proxy Statement, including the CD&A section which discusses the Company’s compensation policies and practices, and the 2018 compensation for the Company’s NEOs. The Compensation Committee and the Board of Directors (the “Board”) believe that the Company’s compensation policies and practices are effective in achieving the Company’s goals and are consistent with stockholder interests.
The Company has determined to hold a separate stockholder vote on the compensation of our NEOs every year. Therefore, as a matter of good corporate governance and in accordance with Section 14A of the Exchange Act, we are including in this Proxy Statement a separate stockholder vote on the approval of the NEOs’ compensation, which vote is non-binding. Accordingly, we are asking you to approve, on an advisory basis, the compensation of the Company’s NEOs, as described in the Executive Compensation section of this Proxy Statement, including the CD&A section and the related compensation tables and other narrative executive compensation disclosure contained therein.
The following resolution will be submitted for a stockholder vote at the 2019 Annual Meeting of Stockholders:
“RESOLVED, that the stockholders of Intuitive Surgical approve, on an advisory basis, the compensation of Intuitive Surgical’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion of this Proxy Statement.”
Although the advisory vote is non-binding, the Compensation Committee and the Board will review the results of the vote. The Compensation Committee will consider our stockholders’ concerns to the extent there is any significant vote against the NEOs’ compensation as disclosed in this Proxy Statement and take them into account in future determinations concerning our executive compensation program. Unless the Compensation Committee or the Board modifies the Company’s determination in the frequency of future advisory stockholder votes on the compensation of the NEOs, the next advisory board vote will be held at the 2020 Annual Meeting of Stockholders.
The Board therefore recommends that you indicate your support for the Company’s compensation policies and practices as reflected in the compensation of the NEOs, as outlined above.
Recommendation of the Board

The Board recommends that stockholders vote, on an advisory basis, FOR the approval of the NEOs’ compensation described in the CD&A, the compensation tables and the narrative discussion of this Proxy Statement.

PROPOSAL NO. 3
THE RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Company’s independent registered public accounting firm and its auditors for the year ended December 31, 2018, were PricewaterhouseCoopers LLP (“PwC”). At the 2019 Annual Meeting of Stockholders (the “Annual Meeting”), the stockholders are being asked to ratify the appointment of PwC as the Company’s independent registered public accounting firm for the year ended December 31, 2019. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders. Representatives of PwC are expected to be present at the Annual Meeting and available to respond to appropriate questions.
Vote Required
Approval of Proposal No. 3 requires the affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting and entitled to vote on the proposal.
Recommendation of the Board

The Board recommends a vote FOR the ratification of appointment of PwC as the Company’s independent registered public accounting firm.

PROPOSAL NO. 4
APPROVAL OF AMENDMENT AND RESTATEMENT OF THE INTUITIVE SURGICAL, INC.
2010 INCENTIVE AWARD PLAN
General
We are asking you to approve the amendment and restatement to Intuitive Surgical, Inc. 2010 Incentive Award Plan (the “Amended 2010 Plan”), which (i) increases the shares of common stock reserved for issuance under the Intuitive Surgical, Inc. 2010 Incentive Award Plan, as previously amended and restated effective February 2, 2017 (the “2010 Plan”), by 4,000,000 shares from 24,450,000 shares, thereby increasing the total number of shares reserved for issuance to 28,450,000 and (ii) extends the term of the Amended 2010 Plan to 2029. The Board of Directors (the “Board”) has unanimously adopted, subject to stockholder approval, the Amended 2010 Plan for employees and other service providers of the Company and its subsidiaries. Per the requirements set forth in the 2010 Plan, the Amended 2010 Plan will become effective if approved by the affirmative vote of a majority of the shares present in person or represented by proxy at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) and entitled to vote on the proposal. If the Amended 2010 Plan is not approved by our stockholders, it will not become effective, the 2010 Plan will continue in effect, and we may continue to grant awards under the 2010 Plan, subject to its terms, conditions and limitations, using the shares available for issuance thereunder.
Introduction
We designed the 2010 Plan with the intent to conform to best practices in equity compensation plans. The 2010 Plan was initially approved by shareholders on April 21, 2010, and replaced our previously expiring 2000 Equity Incentive Plan. The 2010 Plan adopted many features designed to address stockholders concerns related to equity incentive plans such as prohibiting repricing, eliminating “evergreen” share replenishment features, granting only non-discounted options, and disallowing transfer of options to third parties. In the years following its adoption, the 2010 Plan has been amended and restated, most recently in 2017, among other things, to increase the number of shares of common stock reserved for issuance.
To continue to align the long-term interests of our employees with those of our stockholders, and attract and retain the highest quality of talent in a highly competitive labor market, we have determined to amend and restate the 2010 Plan to further increase the number of shares of common stock reserved for issuance by 4,000,000 shares. Our request is approximately 3.5% of the total shares of common stock outstanding as of the record date. The Compensation Committee and the Board have approved and are asking you to approve the Amended 2010 Plan. Non-approval of the Amended 2010 Plan may compel the Company to increase the cash component of employee compensation because the Company would need to replace components of compensation previously delivered in equity awards.
The Company believes that long-term equity awards are an extremely important way to attract and retain a passionate executive team and align the executives’ interests with the Company’s stockholders. Over the past several years, the Company’s investment in the expansion of robotic surgery, including development of da Vinci Surgical Systems, development of surgical instruments and accessories, regulatory approval and compliance, expanding surgical applications, training surgeons and surgical teams and otherwise expanding the market for our products, has resulted in exceptional growth in the Company’s revenue and earnings. Over the period from 2008 through 2018, the Company’s annual revenue(*) grew from $875 million to $3.7 billion; net income(*) grew from $204 million to $1.1 billion, while the Company’s cash and investments grew from $902 million at December 31, 2008 to $4.8 billion at December 31, 2018. From March 2009 through December 31, 2018, the Company has also repurchased 34.7 million shares of its outstanding common stock. The Company’s success has also resulted in a significant increase in stockholder value as the Company’s market capitalization grew from $5.0 billion at December 31, 2008 to $54.8 billion at December 31, 2018, an increase of approximately 997%.
The Board believes the Company’s success is due to its highly talented employee base and that future success depends on the ability to attract and retain high-caliber employees. The Company’s engineering operations are primarily located in Silicon Valley, where it must compete with many technology companies, including high profile start-ups, for a limited pool of talented people. We also compete with other large medical device companies for a limited pool of exceptional sales and service personnel globally. The ability to grant equity awards is a necessary and powerful recruiting and retention tool for the Company to obtain the high-quality employees it needs.

The 2009 Employment Commencement Incentive Plan and the 2010 Plan are our only active employee equity plans (other than our 2000 Employee Stock Purchase Plan). The 2009 Employment Commencement Incentive Plan can be used to make grants to newly hired employees of the Company; however, the Company intends to no longer issue grants from the New Hire Plan in the future and plans to instead utilize the 2010 Plan to make grants to new employees. As of February 19, 2019, the Compensation Committee anticipates that the 4,000,000 shares requested under the Amended 2010 Plan, plus 2,374,642 shares available for issuance under the 2010 Plan prior to the amendment and restatement will enable the Company to fund its equity compensation program for employees through the date of our 2021 Annual Meeting of Stockholders, accommodating anticipated grants relating to the hiring, retention and promotion of employees.
The Compensation Committee (which administers our equity plans) recognizes its responsibility to strike a balance between stockholder concerns regarding the potential dilutive effect of equity awards and the ability to attract, retain and reward employees whose contributions are critical to the long-term success of the Company. The Company stresses a team approach and environment, believes that all employees should be driving a common set of goals and believes that our employees’ interests should be aligned with the interests of our stockholders. Accordingly, all U.S. employees and nearly all non-U.S. employees are granted long-term equity awards.
Burn Rate and Overhang
In administering our equity program, we consider both our “burn rate” and our “overhang.” We define “burn rate” as the number of equity awards granted in the year, net of cancellations, divided by the sum of the undiluted weighted average shares of our common stock outstanding during the year plus the number of options and RSUs that have been issued and are outstanding. The “burn rate” measures the potential dilutive effect of our annual equity grants. We granted 569,022 stock options and 774,118 RSUs in 2018 and 106,677 stock options and 104,483 RSUs were forfeited or canceled in 2018. As of December 31, 2018, the number of weighted average shares outstanding was 113,664,063, and the total number of stock options and RSUs outstanding was 6,163,702 and 2,034,510 respectively. For fiscal 2018, our burn rate was 0.9%. Our three-year average burn rate from fiscal 2016 through fiscal 2018 was 1.2%.
We define “overhang” as the equity awards outstanding but not exercised, plus equity awards available to be granted (the “available equity award shares”), divided by the total shares of common stock outstanding plus the available equity award shares. The overhang measures the potential dilutive effect of outstanding equity awards and future awards available for grant.
The following table shows the details of equity awards available for grant as of February 19, 2019, and as of December 31, 2018, including overhang calculations, and assumes stockholders approve the Amended 2010 Plan:

	February 19, 2019	December 31, 2018
2010 Plan	2,374,642	4,089,246
Proposed shares under the Amended 2010 Plan	4,000,000	—
2009 Employment Commencement Incentive Plan	104,703	102,228
2000 Non-employee Directors’ Stock Option Plan	140,884	140,884
Total estimated shares available to grant	6,620,229	4,332,358
Options and RSUs outstanding	8,150,853	8,198,212
Total overhang	14,771,082	12,530,570

Shares outstanding	115,274,986	114,479,799
Total overhang percentage	11.4%	9.9%

We believe that our burn rate and equity overhang are reasonable in relation to companies in our industry and reflect a judicious use of equity for compensation purposes. The following table summarizes significant ranges of outstanding and exercisable options as of February 19, 2019:

	Options Outstanding				Options Exercisable
Range of Exercise Prices	Number of Shares	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price Per Share	Aggregate Intrinsic Value (in millions)(1)	Number of Shares	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price Per Share	Aggregate Intrinsic Value (in millions)(1)
$48.39-$139.77	1,293,222	2.9	$118.77		1,293,141		$118.77
$144.12-$170.76	1,238,985	4.5	$158.38		1,228,924		$158.36
$170.82-$178.39	1,314,440	5.5	$174.63		1,217,580		$174.36
$178.75-$314.16	1,248,526	6.2	$218.66		918,648		$210.82
$328.46-$548.71	1,068,896	9.2	$456.34		226,076		$397.68
Total	6,164,069	5.5	$217.41	$2,038.9	4,884,369	4.7	$172.81	$1,833.4

(1)
The aggregate intrinsic value represents the total pre-tax intrinsic value, based on the Company’s closing stock price of $548.17 as of February 19, 2019, which would have been received by the stock option holders had all stock option holders exercised their stock options as of that date.

Summary
A summary of the principal provisions of the Amended 2010 Plan is set forth below. The summary is qualified by reference to the full text of the Amended 2010 Plan, which is included as Exhibit B to this proxy statement.
General

•	The Amended 2010 Plan has a ten-year term expiring 2029.

•
The Amended 2010 Plan provides for the grant of stock options, both incentive stock options and nonqualified stock options, stock appreciation rights (“SARs”), restricted stock awards, restricted stock units, performance share awards, dividend equivalents, performance bonus awards and other performance-based awards to eligible individuals.

•
24,450,000 shares of common stock were previously authorized for issuance pursuant to awards under the 2010 Plan and we are proposing to increase the number of shares under the Amended 2010 Plan by 4,000,000.

•	The number of shares of common stock requested under the Amended 2010 Plan represents approximately 3.5% of the total outstanding shares of common stock as of December 31, 2018.

•	On March 1, 2019, the closing price of our common stock on the Nasdaq Global Select Market was $558.55 per share.
Administration
The Amended 2010 Plan is administered by the Compensation Committee of the Board. The Compensation Committee may delegate to a committee of one or more members of the Board or one or more of our officers the authority to grant or amend awards to participants other than our senior executives who are subject to Section 16 of the Exchange Act. Unless otherwise determined by the Board, the Compensation Committee will consist solely of two or more members of the Board, each of whom is a “non-employee director” as defined by Rule 16b-3 of the Exchange Act, and an “independent director” under the rules of the Nasdaq Stock Market (or other principal securities market on which shares of our common stock are traded).
The Compensation Committee has general authority to administer the Amended 2010 Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction, as well as the authority to delegate such administrative responsibilities. However, the full Board will conduct the general administration of the Amended 2010 Plan with respect to any awards to non-employee members of the Board.

Eligibility
Persons eligible to participate in the Amended 2010 Plan include our eight non-employee members of the Board, approximately 5,527 employees of the Company and its subsidiaries and affiliates (including our executive officers), and consultants to the Company and its subsidiaries, as determined by the Compensation Committee.
Limitation on Awards and Shares Available
The aggregate number of shares of common stock which may be issued or transferred pursuant to the 2010 Plan is 24,450,000 shares of common stock. If the Amended 2010 Plan is approved by the stockholders, such aggregate number of shares will be 28,450,000. Any shares that are subject to awards of options or stock appreciation rights shall be counted against this limit as one (1) share for every one (1) share granted. Any shares that are subject to awards other than stock options or SARs that are settled in shares of common stock (“Full Value Awards”) shall be counted against this limit as 2.3 shares for everyone one (1) share granted. The shares of common stock covered by the Amended 2010 Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market.
To the extent that an award terminates, or expires for any reason, or an award is settled in cash without delivery of shares to the participant, then any shares subject to the award may be used again for new grants under the Amended 2010 Plan, provided, that for each share subject to a Full Value Award that so terminated, expired or settled in cash, 2.3 shares shall again become issuable under the Amended 2010 Plan. However, shares which are (i) tendered by the holder or withheld by us in satisfaction of an option exercise price or tax withholding obligations with respect to any award, (ii) subject to a stock appreciation right that are not issued in connection with a stock settlement of such right, or (iii) purchased on the open market with the cash proceeds from an option exercise, will not be available for grant under the Amended 2010 Plan. Under the Amended 2010 Plan any restricted stock repurchased by the Company at the same price paid by the participant so that such shares are returned to the Company will again be available for awards. Additionally, the payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance. To the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by us or any of our subsidiaries or affiliates will not be counted against shares available for issuance under the Amended 2010 Plan.
The maximum aggregate number of shares of common stock that may be subject to one or more awards granted to any one participant pursuant to the Amended 2010 Plan during any calendar year is 250,000. The maximum aggregate amount of cash that may be paid with respect to one or more awards payable in cash that may be granted to any one person pursuant to the Amended 2010 Plan during any calendar year is $2,000,000. The aggregate grant date fair value of total equity compensation (consisting of stock options, restricted stock unit awards, and any other equity compensation) to any non-employee director in any calendar year in respect of such director’s service as a member of our Board or any Board committee during such year shall not exceed $750,000.
Awards
The Amended 2010 Plan provides for the grant of stock options, both incentive stock options and nonqualified stock options, SARs, restricted stock awards, restricted stock units, performance share awards, dividend equivalents, performance bonus awards and other performance-based awards to eligible individuals. Certain awards under the Amended 2010 Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the Amended 2010 Plan are or will be set forth in award agreements, which detail the terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than cash awards are generally settled in shares of our common stock, but the plan administrator may provide for cash settlement of any award. No determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the Amended 2010 Plan. See the “2018 Summary Compensation Table” and “2018 Grants of Plan-Based Awards Table” in this Proxy Statement, for information on prior awards to our NEOs identified in those tables.
Stock Options. Stock options, including incentive stock options, as defined under Section 422 of the Code, and nonqualified stock options may be granted pursuant to the Amended 2010 Plan. The option exercise price of all stock options granted pursuant to the Amended 2010 Plan will not be less than 100% of the fair market value of the common stock on the date of grant. Stock options may be exercised as determined by the Compensation Committee, but in no event may a stock option have a term extending beyond ten years after the date of grant. Incentive stock options granted to any person who owns, as of the date of grant, stock possessing more than ten percent of the total combined voting power of all classes of Company stock, however, shall have an exercise price that is not less than 110% of the fair market value of the common stock on the date of grant and may not have a term extending beyond the fifth anniversary of the date of grant. The aggregate fair market value of the shares with respect to which options intended to be incentive stock options are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as the Code provides.
Stock Appreciation Rights. Stock appreciation rights may also be granted under the Amended 2010 Plan. Stock appreciation rights typically will provide for payments to the holder based upon increases in the price of our common stock over the exercise price per share, which will be no less than 100% of the fair market value of our common stock on the date of grant. SARs may be exercised as determined by the Compensation Committee, but in no event may an SAR have a term extending beyond ten years after the date of grant. Upon exercise of a SAR, payment may be made in cash or check or other property acceptable to the Compensation Committee.
Restricted Stock, Restricted Stock Units and Performance Shares. Restricted stock is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. RSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met. Delivery of the shares underlying these awards may be deferred under the terms of the award or at the election of the participant if the plan administrator permits such a deferral. Performance shares are contractual rights to receive a number of shares of our common stock in the future based on the attainment of specified performance goals, in addition to other conditions which may apply to these awards. Conditions applicable to restricted stock, RSUs and performance shares may be based on continuing service with us or our affiliates, the attainment of performance goals and/or such other conditions as the plan administrator may determine.
Performance Bonus Awards and Other Performance-Based Awards. Performance bonus awards are cash incentive bonuses subject to performance goals. Other performance-based awards are awards other than those enumerated in this summary that are denominated in, linked to or derived from shares of our common stock or value metrics related to our shares, and may remain forfeitable unless and until specified conditions are met.
Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards. Dividend equivalents are credited as of dividend payments dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator. The Amended 2010 Plan requires that any dividend equivalents linked to awards that are subject to performance-based vesting be subject to the same performance-based vesting conditions applicable to the underlying award.
Performance Awards. Performance awards include any of the awards that are granted subject to vesting and/or payment based on the attainment of specified performance goals.
The Compensation Committee will determine the methods by which payments by any award holder with respect to any awards may be paid, the form of payment, including, without limitation: (1) cash or check; (2) shares (including in the case of payment of the exercise price of an award, shares issuable pursuant to the exercise of the award) or shares held for such period of time as may be required by the Compensation Committee in order to avoid adverse accounting consequences, in each case, having a fair market value on the date of delivery equal to the aggregate payments required; or (3) other property acceptable to the Compensation Committee (including through the delivery of a notice that the award holder has placed a market sell order with a broker with respect to shares of common stock then issuable upon exercise or vesting of an award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to us in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to us upon settlement of such sale). However, no participant who is a member of the Board of Directors or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act will be permitted to pay the exercise price of an option in any method which would violate the prohibitions on loans made or arranged by us as set forth in Section 13(k) of the Exchange Act.
No Repricing
In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by stockholders) may any adjustment be made to a stock option or a SAR award under the Amended 2010 Plan (by amendment, cancellation and re-grant, exchange or other means) that would constitute a repricing of the per-share exercise or base price of the award.

Transferability
Generally, awards granted under the Amended 2010 Plan will not be transferable by a participant other than by will or the laws of descent and distribution or, subject to the consent of the Compensation Committee, pursuant to a domestic relations order. Generally, stock options and SARs will be exercisable during a participant’s lifetime only by him or her, unless it has been disposed of pursuant to a domestic relations order; after the death of a participant, any exercisable portion of an option or SAR may be exercised by his personal representative or by any person empowered to do so under the deceased participant’s will or under the then applicable laws of descent and distribution. However, the Compensation Committee has the authority to permit a participant to transfer an award other than an incentive stock option to a permitted transferee, subject to the terms and conditions in the Amended 2010 Plan. In no event may an award be transferable for consideration absent stockholder approval.
Adjustment Provisions
Certain transactions with our stockholders not involving our receipt of consideration, such as a stock split, spin-off, stock dividend or certain recapitalizations may affect the share price of our common stock (which transactions are referred to collectively as “equity restructurings”). In the event that an equity restructuring occurs, the class, number of shares and exercise or grant price of outstanding awards will be equitably adjusted, and the plan administrator will make such further equitable adjustments as it may deem appropriate to reflect the equity restructuring with respect to the aggregate number and kind of shares that may be issued under the Amended 2010 Plan. Other types of transactions may also affect our common stock, such as a dividend or other distribution, reorganization, merger, or other changes in corporate structure. In the event that there is such a transaction, which is not an equity restructuring, and the plan administrator determines that an adjustment to the plan and any outstanding awards would be appropriate to prevent any dilution or enlargement of benefits under the Amended 2010 Plan, the plan administrator will equitably adjust the Amended 2010 Plan as to the class of shares issuable and the maximum number of shares of our stock subject to the Amended 2010 Plan, as well as the maximum number of shares that may be issued to an employee during any calendar year, and will adjust any outstanding awards as to the class, number of shares, and price per share of our stock in such manner as it may deem equitable.
Effect of Certain Corporate Transactions
For purposes of the Amended 2010 Plan, a “change in control” generally means certain transactions in which a person acquires 50% or more of our total voting power; certain changes in the composition of our Board of Directors over a two-year period; a merger or consolidation, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent at least 50% of the total voting power represented by our voting securities or such surviving entity’s voting securities outstanding immediately after such merger or consolidation (or the voting securities of the parent of the entity which survives such merger or consolidation); a sale or disposition of all or substantially all of our assets, other than a sale or disposition of all or substantially all of our assets to an entity, at least 80% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of us immediately prior to such sale; or approval by our stockholders of a plan of complete liquidation. The Board, in its sole discretion, may adopt a change in control program to determine the vesting schedule, exercisability and other terms of outstanding awards on or after a change in control.
Amendment and Termination
The Compensation Committee or our Board of Directors may terminate, amend, or modify the Amended 2010 Plan at any time; however, stockholder approval will be obtained for any amendment to increase the number of shares available under the Amended 2010 Plan. In addition, absent stockholder approval, no option or SAR may be amended to reduce the per share exercise price of the shares subject to such option or SAR below the per share exercise price as of the date the option or SAR was granted and, except to the extent permitted by the Amended 2010 Plan in connection with certain changes in capital structure, no option, SAR, cash or other award may be granted in exchange for, or in connection with, the cancellation or surrender of an option or SAR having a higher per share exercise price.
In no event may an award be granted pursuant to the Amended 2010 Plan on or after the tenth anniversary of the date the Board approved the Amended 2010 Plan.

Federal Income Tax Consequences
The following is a general summary under current U.S. law of the material federal income tax consequences with respect to the Amended 2010 Plan. This summary deals with the general U.S. tax principles that apply and is provided only for general information. Some kinds of taxes, such as foreign, state and local income taxes, as well as gift and estate tax considerations, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality, and the summary does not discuss all aspects of income taxation that may be relevant in light of a holder’s personal investment circumstances.
With respect to nonqualified stock options, we are generally entitled to deduct, and the optionee recognizes taxable income in an amount equal to, the difference between the option exercise price and the fair market value of the shares at the time of exercise. A participant receiving incentive stock options will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the common stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will apply.
The current federal income tax consequences of other awards authorized under the Amended 2010 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture and restricted stock units will result in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions applicable to such awards lapse (unless, with respect to an award of restricted stock, the recipient elects to accelerate recognition as of the date of grant); stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at ordinary income rates at the time of payment. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) with respect to covered employees.
New Plan Benefits
As of February 19, 2019, 15,498,561 shares subject to options awards and 4,516,155 RSUs had been granted pursuant to the 2010 Plan. Awards, if any, to be granted to officers, employees and consultants are determined from time to time by the Compensation Committee and are not presently determinable, other than annual awards made to our directors pursuant to our non-employee director compensation program. On the date of our Annual Meeting, we expect that our non-employee directors as a group will receive options with an aggregate value of $1.2 million and RSUs with an aggregate value of $1.2 million pursuant to the Amended 2010 Plan. For additional detail on the compensation to our non-employee directors, please see “Compensation for Directors” above.

Awards Granted Under the 2010 Plan
The following table shows the number of options and RSUs received under the 2010 Plan to date by certain individuals and certain groups of individuals.

Name	Stock Options	RSUs
2018 NEOs
Gary S. Guthart, Ph.D.	315,056	50,069
Salvatore J. Brogna	204,200	38,265
Myriam J. Curet, M.D.	123,200	26,532
Marshall L. Mohr	192,900	32,367
David J. Rosa	235,700	42,765
All current executive officers as a group	1,079,819	200,073
All current non-executive officer directors as a group	15,000	31,605
Nominees for election as a director
Craig H. Barratt, Ph.D.	—	4,327
Amal M. Johnson	—	4,268
Don R. Kania, Ph.D.	—	215
Keith R. Leonard, Jr.	—	2,126
Alan J. Levy, Ph.D.	—	4,970
Jami Dover Nachtsheim	—	845
Mark J. Rubash	—	4,268
Lonnie M. Smith	15,000	5,835
Associate of any such directors, executive officers or nominees	—	—
Other persons who received or is to receive 5% of such options or rights	—	—
All non-executive officer employees as a group	14,403,742	4,284,477
Vote Required
Approval of the 2010 Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.
Recommendation of the Board

The Board recommends that stockholders vote FOR the amendment and restatement of the 2010 Incentive Award Plan to increase the number of shares of common stock under the 2010 Incentive Award Plan from 24,450,000 to 28,450,000 and to provide the other benefits set forth above.

PROPOSAL NO. 5
STOCKHOLDER PROPOSAL REGARDING ELIMINATION OF SUPERMAJORITY VOTING PROVISIONS
The Company has been advised that a stockholder, Myra K. Young, of 9295 Yorkship Court, Elk Grove, California 95758, owner of six shares of our common stock, intends to present the following stockholder proposal at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) through her designee, John Chevedden of 2215 Nelson Avenue, No. 205, Redondo Beach, California. If the stockholder (or her “qualified representative”) is present at the Annual Meeting and properly submits the proposal for a vote, then the stockholder proposal will be voted upon at the Annual Meeting. In accordance with federal securities laws, the stockholder proposal is presented below as submitted by the stockholder and is quoted verbatim. The Company disclaims all responsibility for the content of the proposal and the supporting statement, including other sources referenced in the supporting statement.
Proposal 5 — Simple Majority Vote
RESOLVED, Intuitive Surgical Inc. (ISRG) shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. This means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. It is important that our company take each step necessary to adopt this proposal topic. It is also important that our company take each step necessary to avoid a failed vote on this proposal topic.
Supporting Statement: Shareowners are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of six entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School (https://papers.ssrn.com/sol3/papers.cfm?abstract_id=593423).
Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management. The majority of S&P 500 and S&P 1500 companies have no supermajority voting requirements. Additionally, unlike many S&P 500 and S&P 1500 companies, our shareholders cannot act by written consent or by calling a special meeting.
This proposal topic won from 59.2% to 75.1% of the vote at Kaman, DowDuPont and Ryder System in early 2018. Prior to that, it won 74% to 99% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill, Macy’s, Ferro Arconic, and Cognizant Technology Solutions.
Our largest shareholder, T. Rowe Price, generally votes for proposals to adopt simple majority requirements for all items that require shareholder approval. Vanguard, generally supports proposals to remove supermajority requirements and opposes proposals to impose them. Fidelity, generally votes against supermajority requirements. BlackRock supports the reduction or the elimination of supermajority voting requirements to the extent that they determine shareholders’ ability to protect their economic interests is improved.
Currently a 1% special interest minority of shares can frustrate the will of shareholders casting 66% of shares in favor. In other words a 1% special interest minority could have the power to prevent shareholders from improving our corporate governance.
Please vote to enhance shareholder value:
SIMPLE MAJORITY VOTE — PROPOSAL 5

Vote Required
Approval of Proposal No. 5 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.
BOARD STATEMENT IN OPPOSITION
The Board of Directors (the “Board”) has carefully considered this proposal and concluded that its adoption is unnecessary and not in the best interests of our stockholders. Accordingly, the Board unanimously recommends a vote AGAINST this proposal for the reasons outlined below.
The Company has an excellent corporate governance structure
The Board is firmly committed to excellence in corporate governance and has adopted a wide range of practices and procedures that promote effective Board oversight. Some of the Company’s progressive governance policies and practices include the following:

•	all directors are elected annually;

•
a majority voting standard applies in uncontested elections of directors, such that in an uncontested election, a nominee will be elected to the Board if the number of shares voted for the nominee exceeds the number of shares voted against the nominee, and if an incumbent director is not elected by a majority of votes cast, he or she is expected to offer to tender his or her resignation to the Board;

•	9 of our 10 current directors are “independent” under the standards adopted by the Nasdaq Stock Market;

•	our current leadership structure separates the roles of the Chairman of the Board and Chief Executive Officer;

•
the Board’s Lead Director presides at meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors, and provides feedback from such executive sessions to the Chairman, the Company’s Chief Executive Officer, and other senior management;

•
the Company has adopted proxy access, which allows stockholders owning at least 3% of the Company’s common stock for three years to nominate, and include in the Company’s proxy materials, director candidates constituting up to 25% of the Board;

•	the Board’s Audit Committee, Compensation Committee and Governance and Nominating Committee are each comprised solely of independent directors; and

•	the Governance and Nominating Committee regularly identifies, reviews, evaluates and nominates candidates to serve on the Board.
The Company’s existing voting thresholds protect stockholders’ long-term interests
A majority of votes cast, or simple majority, is already the voting standard for most matters voted upon by our stockholders under the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”) and Bylaws (together with the Certificate, the “Governance Documents”). Pursuant to the Bylaws, all matters shall be determined by a majority of the votes cast affirmatively or negatively on the matter, except where a different voting standard is required by law or the Governance Documents. A stricter voting standard is only required for the three matters outlined below:

•
The removal of directors. The removal of a director, with or without cause, requires the affirmative vote of a majority of the shares of our common stock issued and outstanding and entitled to vote at the meeting (the “Company’s outstanding voting power”);

•	Bylaws. The adoption, amendment or repeal of the Bylaws requires the affirmative vote of at least 66-2/3% of the Company’s outstanding voting power; and

•	Certificate. The amendment or repeal of certain provisions of the Certificate requires the affirmative vote of at least 66-2/3% of the Company’s outstanding voting power.
These voting standards are intended to comply with applicable law, to maximize long-term value for all stockholders and to provide protection for all stockholders against self-interested actions of one or a few large stockholders. The Board believes that in these limited circumstances, the higher voting requirements are appropriate because certain fundamental matters should require the support of a broad consensus of the Company’s stockholders, rather than a simple majority of the votes cast at a meeting.
Consistent with its current practice, our Board will continue to evaluate the future implementation of appropriate corporate governance measures. However, for the reasons discussed above, the Board does not believe that it is in the best interests of stockholders or the Company to implement the proposal’s request for the lowest possible voting thresholds on all matters on which stockholders vote.
Stockholders benefit from supermajority provisions
Delaware law permits companies to adopt supermajority voting requirements, and many companies have adopted such provisions to preserve and maximize long-term value for all stockholders. Under a simple majority voting standard, where only a “majority of the votes cast for and against” is required, a few large stockholders could approve certain key actions, such as amending our Certificate or Bylaws, and significantly alter the governance of the Company. For example, if a simple majority voting standard were adopted as proposed, and only 50.1% of the Company’s outstanding voting power is present at a stockholder meeting, holders of just 25.1% of the Company’s outstanding voting power could approve fundamental changes to the Company’s Certificate or Bylaws that could negatively impact the interests of all stockholders. As a result, if this proposal were adopted, a very small group of stockholders would be able to act in their own self-interests, to the detriment of the Company’s other stockholders. Our Board believes that the few heightened voting standards currently established by the Governance Documents protect our stockholders against the self-interested actions of a few stockholders and should be retained.
Recommendation of the Board

The Board recommends a vote AGAINST the stockholder proposal to implement a simple majority vote.

OTHER INFORMATION
Other Matters at the 2019 Annual Meeting of Stockholders
We do not know of any matters to be presented at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) other than those mentioned in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, it is intended that the proxies will be voted in accordance with the best judgment of the person or persons voting the proxies.
Security Holder Communication with Board Members
Any holder of our securities may contact the Board of Directors or a specified individual director by writing to the attention of the Board of Directors or a specified individual director and sending such communication to our investor relations department at our executive offices as identified in this Proxy Statement. Each communication from a security holder should include the following information in order to permit security holder status to be confirmed and to provide an address to forward a response if deemed appropriate:

•	The name, mailing address and telephone number of the security holder sending the communication.

•	The number and type of our securities owned by such security holder.

•	If the security holder is not a record owner of our securities, the name of the record owner of our securities beneficially owned by the security holder.
Our investor relations department will forward all appropriate communications to the Board of Directors or individual members of the Board of Directors as specified in the communication. Our investor relations department may (but is not required to) review all correspondence addressed to the Board of Directors, or any individual member of the Board of Directors, for any inappropriate correspondence more suitably directed to management. Communications may be deemed inappropriate for this purpose if it is reasonably apparent from the face of the correspondence that it relates principally to a customer dispute involving the purchase of goods or services from our Company or any of our operating units. Our policies regarding the handling of security holder communications were approved by a majority of our independent directors.
Company Website
References to our Company website are made throughout this Proxy Statement. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.

Exhibit A
NON-GAAP FINANCIAL MEASURES
To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we use the following non-GAAP financial measures: non-GAAP income from operations and non-GAAP net income. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding items such as intangible assets charges, share-based compensation (“SBC”) expenses, and other special items. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by institutional investors and the analyst community to help them analyze the performance of our business.
Non-GAAP income from operations. We define non-GAAP income from operations as income from operations excluding intangible assets charges, expenses related to SBC, and litigation charges.
Non-GAAP net income. We define non-GAAP net income as net income excluding intangible asset charges; expenses related to SBC; litigation charges and recoveries; non-cash impairment of investments, net of the related tax effects; and tax adjustments including the excess tax benefits or deficiencies associated with share-based compensation arrangements, the one-time impact of the enactment of the Tax Cuts and Jobs Act (“2017 Tax Act”), and the net tax effects related to intra-entity transfers of non-inventory assets. We exclude the one-time impact of the enactment of the 2017 Tax Act because it is discrete in nature as well as the excess tax benefits or deficiencies associated with share-based compensation arrangements and the tax effects associated with non-cash amortization of deferred tax assets related to intra-entity non-inventory transfers as the Company does not believe these items correlate with the on-going results of its core operations. The tax effects of the non-GAAP items are determined by applying a calculated non-GAAP effective tax rate, which is commonly referred to as the with-and-without method. Without excluding these tax effects, investors would only see the gross effect that these non-GAAP adjustments had on our operating results.
There are a number of limitations related to the use of non-GAAP measures versus measures calculated in accordance with GAAP. Non-GAAP income from operations and non-GAAP net income exclude items such as intangible asset charges, SBC, excess tax benefits or deficiencies associated with share-based compensation arrangements, and non-cash amortization of deferred tax assets related to intra-entity transfer of non-inventory assets, which are primarily recurring items. SBC has been and will continue to be for the foreseeable future a significant recurring expense in our business. In addition, the components of the costs that we exclude in our calculation of non-GAAP net income may differ from the components that our peer companies exclude when they report their results of operations. Management addresses these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and evaluating non-GAAP net income together with net income calculated in accordance with GAAP.

The table below sets forth the reconciliation of GAAP financial measures to non-GAAP financial measures.

	Twelve months ended
Amounts in millions	December 31, 2018	December 31, 2017
GAAP income from operations	$1,199.4	$1,062.9
Share-based compensation expense	261.2	209.1
Intangible asset charges	31.6	18.6
Litigation charges	45.2	25.3
Non-GAAP income from operations	$1,537.4	$1,315.9

GAAP net income	$1,127.9	$670.9
Share-based compensation expense	261.2	209.1
Intangible asset charges	31.6	18.6
Litigation charges	45.2	25.3
Impairment of investments	1.2	—
Tax adjustments	(162.0)	132.9
Non-GAAP net income	$1,305.1	$1,056.8

Exhibit B
AMENDED AND RESTATED INTUITIVE SURGICAL, INC. 2010 INCENTIVE AWARD PLAN
(As Adopted by the Board of Directors on February 4, 2010)
(Amendment and Restatement Adopted by the Board of Directors on February 3, 2011) (Approved by the Shareholders on April 21, 2011)
(Amendment and Restatement Adopted by the Board of Directors on February 2, 2012) (Approved by the Shareholders on April 19, 2012)
(Amendment and Restatement Adopted by the Board of Directors on January 31, 2013) (Approved by the Shareholders on April 25, 2013)
(Amendment and Restatement Adopted by the Board of Directors on January 28, 2015)
(Approved by the Shareholders on April 23, 2015)
(Amendment and Restatement Adopted by the Board of Directors on January 28, 2016)
(Approved by the Shareholders on April 21, 2016)
(Amendment and Restatement Adopted by the Board of Directors on February 2, 2017)
(Approved by the Shareholders on April 20, 2017)
(Amendment and Restatement Adopted by the Board of Directors on March 6, 2019)

ARTICLE 1.
PURPOSE
The purpose of the Intuitive Surgical, Inc. 2010 Incentive Award Plan, as amended and restated (the “Plan”) is to promote the success and enhance the value of Intuitive Surgical, Inc. (the “Company”) by linking the individual interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide an ability to motivate, attract and retain the services of members of the Board, Employees and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.
ARTICLE 2.
DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan, they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
2.1 “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 12. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 12.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.
2.2 “Affiliate” shall mean (a) Subsidiary; and (b) any domestic eligible entity that is disregarded, under Treasury Regulation Section 301.7701-3, as an entity separate from either (i) the Company or (ii) any Subsidiary.
2.3 “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.
2.4 “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalent award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).

2.5 “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.
2.6 “Award Limit” shall mean with respect to Awards that shall be payable in Shares or in cash, as the case may be, the respective limit set forth in Section 3.3.
2.7 “Board” shall mean the Board of Directors of the Company.
2.8 “Change in Control” shall mean and includes each of the following:
(a) Any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or
(b) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or
(c) There is consummated a merger or consolidation of the Company with or into any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or the parent of the entity which survives such merger or consolidation; or
(d) The stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least eighty percent (80%) of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.
In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A.
The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.
2.9 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.
2.10 “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 12.1.
2.11 “Common Stock” shall mean the common stock of the Company, par value $0.001 per share.
2.12 “Company” shall mean Intuitive Surgical, Inc., a Delaware corporation.

2.13 “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Affiliate that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.
2.14 “Covered Employee” shall mean any Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.
2.15 “Director” shall mean a member of the Board, as constituted from time to time.
2.16 “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2.
2.17 “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.
2.18 “Effective Date” shall mean the date the Plan is approved by the Board, subject to approval of the Plan by the Company’s stockholders.
2.19 “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Committee.
2.20 “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Affiliate.
2.21 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.
2.22 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
2.23 “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:
(a) If the Common Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) national market system or (iii) automated quotation system on which the Shares are listed, quoted or traded, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(b) If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(c) If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.
2.24. “Full Value Award” shall mean any Award other than (i) an Option, (ii) a Stock Appreciation Right or (iii) any other Award for which the Holder pays the intrinsic value existing as of the date of grant (whether directly or by forgoing a right to receive a payment from the Company or any Affiliate).

2.25 “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).
2.26 “Holder” shall mean a person who has been granted an Award.
2.27 “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.
2.28 “Non-Employee Director” shall mean a Director of the Company who is not an Employee.
2.29 “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.
2.30 “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.
2.31 “Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
2.32 “Performance Award” shall mean a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 9.1.
2.33 “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.
2.34 “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:
(a) The Performance Criteria that shall be used to establish Performance Goals are limited to the following:
(i) gross or net sales or revenue;
(ii) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization);
(iii) operating earnings or profit;
(iv) gross or net profit or operating margin;
(v) cash flow (including, but not limited to, operating cash flow and free cash flow);
(vi) return on assets;
(vii) return on capital;
(viii) return on invested capital;
(ix) return on stockholders’ equity;
(x) return on sales;
(xi) earnings per share;
(xii) multiples of price per share to earnings per share (“P/E”);
(xiii) multiples of P/E to growth;
(xiv) price per share of Common Stock;

(xv) stock price appreciation;
(xvi) total stockholder return;
(xvii) economic value added (EVA = net operating profit after taxes-a capital charge);
(xviii) achievement of objectively determinable strategic initiatives;
(xix) number of procedures and
(xx) employee productivity,
any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.
(b) The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; (xix) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions; or (xx) non-cash items. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.
2.35 “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual.
2.36 “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, a Performance Award.
2.37 “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act, after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards.
2.38 “Plan” shall mean this Intuitive Surgical, Inc. 2010 Incentive Award Plan, as amended or restated from time to time.
2.39 “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.
2.40 “Restricted Stock” shall mean Common Stock awarded under Article 8 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.
2.41 “Restricted Stock Units” shall mean the right to receive Shares awarded under Section 9.3.

2.42 “Securities Act” shall mean the Securities Act of 1933, as amended.
2.43 “Shares” shall mean shares of Common Stock.
2.44 “Stock Appreciation Right” shall mean a stock appreciation right granted under Article 10.
2.45 “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
2.46 “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.
2.47 “Termination of Service” shall mean,
(a) As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or an Affiliate is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Affiliate.
(b) As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.
(c) As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Affiliate is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.
The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Program, the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Holder ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).
ARTICLE 3.
SHARES SUBJECT TO THE PLAN
3.1 Number of Shares.
(a) Subject to Section 13.2 and Section 3.1(b), the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is 28,450,000; provided however, that any Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one

(1) Share granted and any Shares that are subject to Full Value Awards shall be counted against this limit as 2.3 Shares for every one (1) Share granted.
(b) If any Shares subject to an Award are forfeited or expire or such Award is settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan, provided, that for each Share subject to a Full Value Award that is so forfeited, expired or settled in cash, 2.3 Shares shall be again become available for future grants of Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and will not be available for future grants of Awards: (i) Shares tendered by the Holder or withheld by the Company in payment of the exercise price of an Option or to satisfy any tax withholding obligation with respect to an Award; (ii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iii) Shares purchased on the open market with the cash proceeds from the exercise of Options. Any Shares repurchased by the Company under Section 8.4 at the same price paid by the Holder so that such shares are returned to the Company will again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.
(c) Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.
3.2 Stock Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.
3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 13.2, the maximum aggregate amount of cash that may be paid with respect to one or more Awards payable in cash that may be granted to any one person during any calendar year shall be $2,000,000 and the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be 250,000. To the extent required by Section 162(m) of the Code, Shares subject to Awards which are canceled shall continue to be counted against the Award Limit. The aggregate grant date fair value (computed as of the applicable grant date) of Awards to any Non-employee Director in any calendar year in respect of such director’s service as a member of our Board of Directors or any Board committee during such year shall not exceed $750,000.
ARTICLE 4.
GRANTING OF AWARDS
4.1 Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2 Award Agreement. Each Award shall be evidenced by an Award Agreement. Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.
4.3 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
4.4 At-Will Employment. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Affiliate.
4.5 Foreign Holders. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act, the Securities Act, any other securities law or governing statute, the rules of the securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law.
 4.6 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.
ARTICLE 5
PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS PERFORMANCE-BASED COMPENSATION
5.1 Purpose. The Committee, in its sole discretion, may determine at the time an Award is granted or at any time thereafter whether such Award is intended to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant such an Award to an Eligible Individual that is intended to qualify as Performance-Based Compensation, then the provisions of this Article 5 shall control over any contrary provision contained in the Plan. The Administrator may in its sole discretion grant Awards to other Eligible Individuals that are based on

Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation.
5.2 Applicability. The grant of an Award to an Eligible Individual for a particular Performance Period shall not require the grant of an Award to such Individual in any subsequent Performance Period and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period.
5.3 Types of Awards. Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to an Eligible Individual intended to qualify as Performance-Based Compensation, including, without limitation, Restricted Stock the restrictions with respect to which lapse upon the attainment of specified Performance Goals, and any Performance Awards described in Article 9 that vest or become exercisable or payable upon the attainment of one or more specified Performance Goals.
5.4 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 8 or 9 to one or more Eligible Individuals and which is intended to qualify as Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Eligible Individuals, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the assessment of individual or corporate performance for the Performance Period.
5.5 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Program or Award Agreement and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code, as to an Award that is intended to qualify as Performance-Based Compensation, the Holder must be employed by the Company or an Affiliate throughout the Performance Period. Unless otherwise provided in the applicable Performance Goals, Program or Award Agreement, a Holder shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such period are achieved.
5.6 Additional Limitations. Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan, the Program and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.
ARTICLE 6.
GRANTING OF OPTIONS
6.1 Granting of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.
6.2 Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any Affiliate corporation of the Company (as defined in Section 424(f) of the Code).

No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any Affiliate or parent corporation thereof (each as defined in Section 424(f) and (e) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted.
6.3 Option Exercise Price. The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).
6.4 Option Term. The term of each Option shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the term of the Option term. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Administrator may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Option relating to such a Termination of Service.
6.5 Option Vesting.
(a) The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, any Performance Criteria, or any other criteria selected by the Administrator.
(b) No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Program, the Award Agreement or by action of the Administrator following the grant of the Option.
6.6 Substitute Awards. Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.
6.7 Substitution of Stock Appreciation Rights. The Administrator may provide in the applicable Program or the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable.
ARTICLE 7.
EXERCISE OF OPTIONS
7.1 Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of shares.
7.2 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:
(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;
(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations, the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;
(c) In the event that the Option shall be exercised pursuant to Section 11.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and
(d) Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 11.1 and 11.2.
7.3 Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such shares to such Holder.
ARTICLE 8.
AWARD OF RESTRICTED STOCK
8.1 Award of Restricted Stock.
(a) The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.
(b) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value of the Shares to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.
8.2 Rights as Stockholders. Subject to Section 8.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in the applicable Program or in each individual Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 8.3. In addition, with respect to a share of Restricted Stock with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the share of Restricted Stock vests.
8.3 Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of the applicable Program or in each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment, directorship or consultancy with the Company, the Performance Criteria, Company performance, individual performance or other criteria selected by the Administrator. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.
8.4 Repurchase or Forfeiture of Restricted Stock. If no price was paid by the Holder for the Restricted Stock, upon a Termination of Service the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the Program or the Award Agreement. The Administrator in its sole discretion may provide that in the event of certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and, if applicable, the Company shall not have a right of repurchase.
8.5 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.
8.6 Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.
ARTICLE 9.
AWARD OF PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, RESTRICTED STOCK UNITS
9.1 Performance Awards.
(a) The Administrator is authorized to grant Performance Awards to any Eligible Individual and to determine whether such Performance Awards shall be Performance-Based Compensation. The value of Performance Awards may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Performance Awards may be paid in cash, Shares, or both, as determined by the Administrator.
(b) Without limiting Section 9.1(a), the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to a Holder which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 5.
9.2 Dividend Equivalents.
(a) Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.
(b) Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.
9.3 Restricted Stock Units. The Administrator is authorized to grant Restricted Stock Units to any Eligible Individual. The number and terms and conditions of Restricted Stock Units shall be determined by the Administrator. The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, in each case on a specified date or dates or over any period or periods, as determined by the Administrator. The Administrator shall specify, or permit the Holder to elect, the conditions and dates upon which the Shares underlying the Restricted Stock Units which shall be issued, which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable and which conditions and dates shall be subject to compliance with Section 409A of the Code. Restricted Stock Units may be paid in cash, Shares, or both, as determined by the Administrator. On the distribution dates, the Company shall issue to the Holder one unrestricted, fully transferable Share (or the Fair Market Value of one such Share in cash) for each vested and nonforfeitable Restricted Stock Unit.
9.4 Term. The term of a Performance Award, Dividend Equivalent award and/or Restricted Stock Unit award shall be set by the Administrator in its sole discretion.
9.5 Exercise or Purchase Price. The Administrator may establish the exercise or purchase price of a Performance Award or shares distributed pursuant to a Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by applicable law.
9.6 Exercise upon Termination of Service. A Performance Award, Dividend Equivalent award, and/or Restricted Stock Unit award is exercisable or distributable only while the Holder is an Employee, Director or Consultant, as applicable. The Administrator, however, in its sole discretion may provide that the Performance Award, Dividend Equivalent award and/or Restricted Stock Unit award may be exercised or distributed subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.
ARTICLE 10.
AWARD OF STOCK APPRECIATION RIGHTS
10.1 Grant of Stock Appreciation Rights.
(a) The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.
(b) A Stock Appreciation Right shall entitle the Holder (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Except as described in (c) below, the exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.
(c) Notwithstanding the foregoing provisions of Section 10.1(b) to the contrary, in the case of an Stock Appreciation Right that is a Substitute Award, the price per share of the shares subject to such Stock Appreciation Right may be less than 100% of the Fair Market Value per share on the date of grant; provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.
10.2 Stock Appreciation Right Vesting.
(a) The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Holder shall be set by the Administrator and the Administrator may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, or any other criteria selected by the Administrator.
(b) No portion of a Stock Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the applicable Program or Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right.
10.3 Manner of Exercise. All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:
(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;
(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance; and
(c) In the event that the Stock Appreciation Right shall be exercised pursuant to this Section 10.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right.
10.4 Stock Appreciation Right Term. The term of each Stock Appreciation Right shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Stock Appreciation Rights, which time period may not extend beyond the expiration date of the Stock Appreciation Right term. Except as limited by the requirements of Section 409A of the Code and regulations and rulings thereunder, the Administrator may extend the term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Stock Appreciation Right relating to such a Termination of Service.

10.5 Payment. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 10 shall be in cash or check or other form of legal consideration acceptable to the Administrator, as determined by the Administrator.
ARTICLE 11.
ADDITIONAL TERMS OF AWARDS
11.1 Payment. The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required, provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.
11.2 Tax Withholding. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA or employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement allow a Holder to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of shares which have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.
11.3 Transferability of Awards.
(a) Except as otherwise provided in Section 11.3(b):
(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;
(ii) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii) During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.
(b) Notwithstanding Section 11.3(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer. In no event may an Award be transferable for consideration absent stockholder approval.
(c) Notwithstanding Section 11.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder, except to the extent the Plan, the Program and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married and resides in a community property state, a designation of a person other than the Holder’s spouse as his or her beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time provided the change or revocation is filed with the Administrator prior to the Holder’s death.
11.4 Conditions to Issuance of Shares.
(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Holder make such reasonable covenants, agreements and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations or requirements.
(b) All Share certificates delivered pursuant to the Plan and all shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.
(c) The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.
(d) No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

(e) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
11.5 Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Holder to agree by separate written or electronic instrument, that: (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (iii) the Holder incurs a Termination of Service for “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in a written agreement relating to such Award between the Company and the Holder).
11.6 Prohibition on Repricing. Subject to Section 13.2, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Subject to Section 13.2, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.
ARTICLE 12.
ADMINISTRATION
12.1 Administrator. The Compensation Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and, unless otherwise determined by the Board, shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule, an “outside director” for purposes of Section 162(m) of the Code and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded; provided, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.l or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.6.
12.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, the Program and the Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 13.10. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or Section 162(m) of the Code, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.
12.3 Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
12.4 Authority of Administrator. Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:
(a) Designate Eligible Individuals to receive Awards;
(b) Determine the type or types of Awards to be granted to each Eligible Individual;
(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;
(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;
(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
(f) Prescribe the form of each Award Agreement, which need not be identical for each Holder;
(g) Decide all other matters that must be determined in connection with an Award;
(h) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;
(i) Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement; and
(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.
12.5 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all parties.
12.6 Delegation of Authority. To the extent permitted by applicable law or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to Article 12; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees

or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and applicable securities laws or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegate. At all times, the delegate appointed under this Section 12.6 shall serve in such capacity at the pleasure of the Board and the Committee.
ARTICLE 13.
MISCELLANEOUS PROVISIONS
13.1 Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 13.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 13.2, (i) increase the limits imposed in Section 3.1 on the maximum number of shares which may be issued under the Plan, or (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan, or (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Except as provided in Section 13.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the Effective Date.
13.2 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.
(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, Change in Control or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan, adjustments of the Award Limit, and adjustments of the manner in which shares subject to Full Value Awards will be counted); (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Performance Based Compensation shall be consistent with the requirements of Section 162(m) of the Code.
(b) In the event of any transaction or event described in Section 13.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:
(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;
(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
(iii) To make adjustments in the number and type of shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;
(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement; and
(v) To provide that the Award cannot vest, be exercised or become payable after such event.
(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 13.2(a) and 13.2(b):
(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or
(ii) The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan and adjustments of the Award Limit). The adjustments provided under this Section 10.2(c) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.
(d) Notwithstanding any other provision of the Plan, the Board, in its sole discretion, and on such terms and conditions as it deems appropriate, is authorized to adopt or put into place a change in control program to determine the vesting schedule, exercisability and other terms of outstanding Awards on or after a Change in Control.
(e) The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.
(f) With respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify.
(g) No adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(h) The existence of the Plan, the Program, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
(i) No action shall be taken under this Section 13.2 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.
(j) In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, Change in Control or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.
13.3 Approval of Plan by Stockholders. The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Awards may be granted or awarded prior to such stockholder approval, provided that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse and no shares of Common Stock shall be issued pursuant thereto prior to the time when the Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve (12) month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void.
13.4 No Stockholders Rights. Except as otherwise provided herein, a Holder shall have none of the rights of a stockholder with respect to shares of Common Stock covered by any Award until the Holder becomes the record owner of such shares of Common Stock.
13.5 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.
13.6 Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Affiliate, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.
13.7 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements), the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
13.8 Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.
13.9 Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.
13.10 Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.
13.11 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.
13.12 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Affiliate.
13.13 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
13.14 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
13.15 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on April 25, 2019.

INTUITIVE SURGICAL, INC.

INTUITIVE SURGICAL, INC.
1020 KIFER ROAD
SUNNYVALE, CA 94086

E61439-P18041

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 1, 2019
Date: April 25, 2019 **Time:** 3:00 P.M., Pacific Daylight Time
Location: Intuitive Surgical, Inc.
1020 Kifer Rd
Sunnyvale, CA 94086

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

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NOTICE AND PROXY STATEMENT   ANNUAL REPORT

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E61440-P18041

Voting Items

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

   Nominees:

   1a. Craig H. Barratt, Ph.D.

   1b. Gary S. Guthart, Ph.D.

   1c. Amal M. Johnson

   1d. Don R. Kania, Ph.D.

   1e. Keith R. Leonard, Jr.

   1f. Alan J. Levy, Ph.D.

   1g. Jami Dover Nachtsheim

   1h. Mark J. Rubash

   1i. Lonnie M. Smith

2. To approve, by advisory vote, the compensation of the Company's Named Executive Officers.

The Board of Directors recommends you vote AGAINST the following proposal:

5. A stockholder proposal entitled "Simple Majority Vote."

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

E61441-P18041

INTUITIVE SURGICAL, INC.
1020 KIFER ROAD
SUNNYVALE, CA 94086

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Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 24, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E61418-P18041

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INTUITIVE SURGICAL, INC.

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:

	For	Against	Abstain
1a. Craig H. Barratt, Ph.D.	☐	☐	☐
1b. Gary S. Guthart, Ph.D.	☐	☐	☐
1c. Amal M. Johnson	☐	☐	☐
1d. Don R. Kania, Ph.D.	☐	☐	☐
1e. Keith R. Leonard, Jr.	☐	☐	☐
1f. Alan J. Levy, Ph.D.	☐	☐	☐
1g. Jami Dover Nachtsheim	☐	☐	☐
1h. Mark J. Rubash	☐	☐	☐
1i. Lonnie M. Smith	☐	☐	☐

	For	Against	Abstain
2. To approve, by advisory vote, the compensation of the Company's Named Executive Officers.	☐	☐	☐
3. The ratification of appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019.	☐	☐	☐
4. To approve the amendment and restatement of the 2010 Incentive Award Plan.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:

	For	Against	Abstain
5. A stockholder proposal entitled "Simple Majority Vote."	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E61419-P18041

INTUITIVE SURGICAL, INC.
Annual Meeting of Stockholders
April 25, 2019, 3:00 P.M., Pacific Daylight Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Gary S. Guthart, Ph.D. and Alan C. Mendelson, or either of them, as proxies, each with the power to appoint his substitute, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Intuitive Surgical, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 3:00 P.M., Pacific Daylight Time on April 25, 2019, at Intuitive Surgical, Inc., 1020 Kifer Rd., Sunnyvale, CA 94086, or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" all nominees in Proposal 1, "FOR" Proposals 2, 3 and 4, and "AGAINST" Proposal 5 in accordance with the Board of Directors' recommendation.

Any additional business as properly may come before the Annual Meeting of Stockholders or any adjournment or postponement thereof will be voted in accordance with the judgment of the person voting the proxy. You may revoke this proxy at any time prior to commencement of voting at the Annual Meeting of Stockholders or any adjournment or postponement thereof.

Continued and to be signed on reverse side